Exhibit 10.16

LEASE AND OPERATING AGREEMENT

BOCA RATON AIRPORT

BETWEEN

BOCA RATON AIRPORT AUTHORITY, LESSOR

AND

BOCA ARENA, INC, LESSEE

JUNE 12, 1991

W I T N E S S E T H:

WHEREAS, Lessor has jurisdiction over the operation and maintenance of and improvements to the State-owned land within the territorial limits of the City of Boca Raton, now known as the “Boca Raton Airport” (the “Airport”) in accordance with and subject to the provisions of Chapter 82-259, Laws of Florida, and Lease Agreement No. 3265 from the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida; and

WHEREAS, in the discharge of its duties, Lessor has determined it to be in the public interest to lease portions of the Airport land not required for aviation use for non aviation purposes in order to raise revenues to support the Airport operation; and

WHEREAS, the Lessee desires to lease a portion of the Airport land for non aviation uses and is willing to pay the Lessor rents at market rates therefor; and

WHEREAS, the Lessee has represented and warranted to the Lessor that it is a corporation authorized to transact business within the State of Florida and that it has or will obtain adequate financial resources and has the business skill and ability to perform all obligations herein imposed upon the Lessee diligently, skillfully and successfully to operate the leased premises for the purposes intended.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereby agree as follows:

LEASE AND OPERATING AGREEMENT
(AVIATION)

This Lease and Operating Agreement (the “Agreement”) is made and entered into this TWELFTH day of JUNE, 1991, by and between the BOCA RATON AIRPORT AUTHORITY, hereinafter called the “Lessor”, and BOCA ARENA, INC. hereinafter called the “Lessee”.

This Agreement represents the whole and entire Agreement between Lessee and Lessor and the following Articles, attachments, and amendments are herein incorporated:

ARTICLES		PAGE

Article I	Term	3
Article II	Leased Premises	4
Article III	Rights, Obligations, and Minimum Operating Standards	5
Article IV	Appurtenant Privileges	7
Article V	Leasehold Improvements	8
Article VI	Payments	11
Article VII	Utilities	13
Article VIII	Insurance	13
Article IX	Liability, Indemnification and Bond	15
Article X	Disclaimer of Warranties	16
Article XI	Lessee as Independent Contractor	17
Article XII	Assignment	17
Article XIII	Non-Discrimination	19
Article XIV	Requirements of the United States	20
Article XV	Default and Termination	20
Article XVI	Arbitration	25
Article XVII	Subordination Clause	25
Article XVIII	Miscellaneous Provisions	26

ATTACHMENTS

Exhibit A	Plan of the Premises
Exhibit B	Legal Description of the Real Property
Exhibit C	Lessee’s Preliminary Master Plan of Improvements
Exhibit D	Memorandum of Understanding Between Lessor and City
Exhibit E	List of Stockholders, Directors and Officers
Exhibit F	Personal Inquiry Waiver-Officers, Managers Major Stockholders
Exhibit G	Personal Inquiry Waiver-Directors
Exhibit H	Leasehold Improvements Bond

ARTICLE I

TERM

A.            The initial term of this Agreement shall be for a period of FIFTY years, commencing on the TWELFTH day of JUNE 1991, and continuing through the 31st day of MAY, 2041, (the “Termination Date”), unless earlier terminated under the provisions of this Agreement.

B.            Lessor agrees, upon request of Lessee given during the first six months of the last year of the term of this Lease then in effect, to negotiate in good faith with Lessee for an extension of the term from and after the termination date in accordance with the terms, conditions and policies of Lessor in effect at that time.

C.            This lease is conditioned upon the acknowledgement of no objection to the lease by the Federal Aviation Administration, an agency of the United States government, and approval by the Internal Improvement Trust Fund of the State of Florida. Said acknowledgement and approval are to be in writing by an authorized representative of said agencies. The parties agree to use their best efforts to secure such approvals. If such acknowledgement and approval are not obtained within ninety (90) days from the date of execution hereof, either party may cancel this Agreement without further liability to either party.

D.            Lessee shall have ninety (90) days from the date of FAA acknowledgement of no objection to the Lease to make all title examinations, architectural and engineering studies including subsoil tests and to investigate environmental, zoning, utility, traffic, economic feasibility and other factors. At any time before the expiration of said ninety (90) days, Lessee may cancel this Agreement without further liability to either party and such cancellation shall be Lessee’s sole remedy; otherwise Lessee shall be strictly bound to the terms hereof.

E.             Simultaneously with the execution of this Agreement, Lessee shall pay to Lessor a retainer of $5,000.00 to defray Lessor’s costs in connection with this Agreement as certified by Lessor’s Treasurer and upon FAA acknowledgement of no objection an additional $5,000.00. If this Agreement is cancelled by Lessor or by Lessee pursuant to subparagraph C or D or upon completion of construction Lessor will refund Lessee any balance of the retainer not expended by Lessor.

F.             Until the Lessee opens its place of business to the public, it shall deliver to the Airport Director before the last day of each calender month a written progress report detailing its efforts that month pursuant to paragraphs C and D above and its progress in constructing leasehold improvements pursuant to Article V below.

ARTICLE II

LEASED PREMISES

A.            Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the “Premises”. The Premises are graphically depicted on a copy of the Airport Layout Plan which is attached hereto and marked Exhibit A. The legal description of the Premises is attached hereto and marked Exhibit B. In the event of any discrepancy between the legal description contained in Exhibit B and the graphic depiction of Exhibit A, the legal description shall control.

The Lessee and its employees, patrons, guests and invitees shall have the right of ingress to and egress from the leased lands excluding the Arena building. Lessor, its other tenants, their employees and invitees, shall have a common right of way over and across Lessee’s roads and driveways to and from other Airport Lands and buildings.

B.            For purposes of this Agreement, the term “Premises” shall include leasehold improvements to be constructed by Lessee pursuant to Article V of this Agreement.

C.            Maintenance and Repair.

1.        Lessee agrees to keep and maintain in a first class condition and in good state of repair, at all times, all leased grounds and structures on said Premises, whether owned by Lessee, Lessor or Third Party, including all interior, exterior, and structural maintenance. For the purpose of this Agreement, interior, exterior and structural maintenance are defined as follows:

a.  “Interior maintenance” shall mean the maintenance and keeping in good repair of the interior walls and ceilings, painting, repairs or alterations of plumbing, doors, window or door glass, electrical fixtures, air conditioning, water fixtures, locking devices and all other fixtures; janitorial services such as sweeping, dusting, mopping and waxing floors; changing lamps; interior and exterior washing of windows; and the arrangement for sanitary removal of trash from the Premises.

b.  “Exterior maintenance” shall mean the maintenance and keeping in good repair of doors, painting, trimming of the grounds of the Premises occupied or assigned with the building(s), and keeping the grounds in a neat and orderly condition to include the sanitary removal of trash from the Premises.

c.  “Structural maintenance” shall mean the keeping in good repair of the building foundation, structural members, and the repair of casualty damage to exterior walls and roof.

D.            Lessee’s contact with Lessor in connection with the premises herein leased shall be with the Airport Director designated by the Lessor, subject to the terms and provisions of this Lease, which may not be waived, modified or amended except in writing executed by the Authority.

ARTICLE III

RIGHTS, OBLIGATIONS, AND MINIMUM OPERATING STANDARDS

A.            Lessee agrees to provide, and is hereby granted the right to conduct the following activities at Boca Raton Airport:

The Lessee shall use the leased Premises for the sole purpose of constructing, equipping, furnishing and operating the following improvements thereon and for no other purposes whatsoever: A 60,000 square foot two story arena for sports and special events, including racquet ball and basketball courts, outdoor batting cages, snack bars and other amenities described in Lessee’s proposal plus parking, landscaping and signage as approval by the City and by the Lessor.

B.            Minimum Operating Standards.

The proposed improvements are shown on the Lessee’s preliminary master plan, a copy of which is attached hereto and marked Exhibit C. The Standards established herein set forth the minimum operating standards to be met as a condition for the right to conduct any activity or endeavor at the Airport. Lessee agrees that all activities authorized under this Agreement will be performed in accordance with the Airport Minimum Operating Standards that are applicable, including such reasonable amendments as may be adopted by Lessor from time to time.

In providing any of the required services or activities specified herein, Lessee shall operate for the use and benefit of the public and shall meet or exceed the following standards.

1.                       [OMITTED]

2.        Lessee shall select and appoint a full-time manager for each of its operations at the Airport. Each manager shall be qualified and experienced and vested with full power and authority to act in the name of Lessee with respect to the method, manner and conduct of the operation of the services to be provided. Each manager shall be available at the Airport during regular business hours. During each manager’s absence, a duly authorized subordinate shall be in charge and available at the Airport.

3.        Lessee shall provide, at its sole expense, a sufficient number of employees to provide effectively and efficiently the services required or authorized by Agreement. Lessee covenants that it will be open for business for at least twelve (12) hours on all days that the majority of similar businesses in Boca Raton are open for Business.

4.        Lessee shall control the conduct, demeanor and appearance of its employees, who shall be trained by Lessee and who shall possess such qualifications and hold such licenses as may be required in carrying out assigned duties. It shall be the responsibility of Lessee to maintain close supervision over its employees to assure a high standard of service to customers of Lessee.

5.        Lessee shall meet all expenses and payments in connection with the use of the Premises and the rights and privileges herein granted, including licenses, taxes, assessments or permits required by law in the normal course of business. Lessee may, however, at its sole expense and cost, contest any tax, fee or assessment.

6.        Lessee shall comply with all Federal, State and Local laws and Airport rules, regulations and minimum operating standards which may apply to the conduct of the business contemplated, including rules and regulations promulgated by Lessor, and Lessee shall keep in effect and post in a prominent place, all necessary and/or required licenses or permits.

7.        It is expressly understood and agreed that, in providing required services pursuant to the Agreement, Lessee shall have the right to choose, at its sole discretion, its vendors and suppliers.

8.        During the term of the Agreement, Lessee shall have the right, at its expense, to place in or on the Premises a sign or signs identifying Lessee. Said sign or signs shall be of a size, shape and design, and at a location or locations approved by Lessor. Lessor’s approval shall not be withheld unreasonably. Notwithstanding any other provision of the Agreement, said sign(s) shall remain the property of Lessee. Lessee shall remove, at its expense, all lettering, signs and placards so erected on the Premises at the expiration of the term of the Agreement.

9.        [OMITTED]

10.      [OMITTED]

11.      Lessee shall not do business on the Airport Premises in any business name other than the name of the business as it appears in the Lease and Operating Agreement with the Lessor without the approval of Lessor which will not be unreasonably withheld.

12.      Lessee will comply with all codes and requirements of the City of Boca Raton, including impact fees, if applicable, to the same extent as though the demised premises were not on state-owned land.

13.      Lessee agrees to observe and obey during the term of this Lease, all laws, ordinances, rules and regulations promulgated and enforced by Lessor and by any other proper authority having jurisdiction over the conduct of operations at the Airport. This shall include but is not limited to, the Lessee’s obligation to maintain the security of the Air Operations Area.

14.      Any use of the premises which is not expressly permitted shall be deemed prohibited unless the prior written consent of Lessor is obtained.

ARTICLE IV
APPURTENANT PRIVILEGES

A.            Use of Airport Facilities.  Lessee shall be entitled, in common with others so authorized, to the use of facilities and improvements of a public nature which now are or may hereafter be connected with or appurtenant to the Airport, including the use of landing areas, runways, taxiways, navigational aids, terminal facilities, and aircraft parking areas designated by Lessor.

B.            Maintenance of Airport Facilities.  Lessor shall maintain all public and common or joint use facilities of the Airport outside the demised premises, including the Air Operations Area, in good repair, and shall make such repairs, replacements or additions thereto as are required and necessary for the safe and efficient operation of the Airport.

Lessee shall notify the Airport Director of any condition requiring repairs, replacements or additions necessary for the safe and efficient operation of the Airport.  Lessor shall not be liable to Lessee, its agents, employees or customers, for any damages resulting from any condition arising after the execution of this Lease unless Lessee has notified the Airport Director and has confirmed such notification in writing directed to the Authority prior to the occurrence of any loss.

C.            Airspace and Approaches.  Lessor reserves the right to take any action it considers necessary to protect the airspace and approaches of the Airport against obstruction, together with the right to prevent Lessee form erecting, or permitting to be erected, or locating any building, object, or structure on the leased Premises or adjacent to the Airport which, in the opinion or Lessor, would limit the usefulness of the Airport or constitute a hazard to aircraft.

D.            Easements.  The Lessee shall convey to the Lessor any easements through the leased property that may be required for the installation of utilities, right-of-way for roads or any other public purposes. It is understood that should any easements be requested, they will be compatible with any existing or proposed installations of the Lessee, provided only that such existing or proposed installations have been approved by Lessor in accordance with this Lease. It is further agreed that if it becomes necessary to install, relocate or remove any such easement, the cost of such installation, removal or relocation, including restoration of the Lessee’s property to its prior condition, shall be at the Lessor’s expense. In the event there is a loss of beneficial use or impairment of beneficial use resulting from the conveyance of such easement from Lessee to Lessor, proper adjustment of the rent hereinafter required shall be made at the time of the conveyance of such easement. No special assessment for such easement or improvements made thereon shall be made against Lessee.

ARTICLE V
LEASEHOLD IMPROVEMENTS

A.            Required Improvements.

1.     As part of the consideration for the privileges herein granted, Lessee agrees to construct or otherwise make new and additional improvements which shall become part of the real estate and shall have an actual cumulative cost of $4,000,000.00 including all fees and costs associated therewith, but excluding the cost of tools, equipment, inventory or accessories installed or stocked on the premises. Said improvements shall be of permanent construction affixed to the real estate and shall meet or exceed Lessor specifications, local, county, state or federal codes, and FAA requirements, and be consistent with the approved Airport Master Plan. Lessee will provide all appurtenant parking and landscaping. The leasehold improvements are to include not less than One building of 60,000 square feet and a minimum of 350 parking spaces.

All improvements of Lessee shall be solely at Lessee’s cost and expense and shall be performed in a good workmanlike manner in accordance with sound construction practices. Lessee shall keep the Premises and any improvements free and clear of all liens for labor and material and shall hold Lessor harmless from any liability in respect to Lessee’s work. Lessee shall pay all impact and other governmental fees and charges.

a.             Lessee agrees to use due diligence to obtain appropriate permits for the construction of the leasehold improvements as soon as possible and to complete the construction of the leasehold improvements within one (1) year after said permits have been issued.

b.             If for any reason the leasehold improvements are not completed within said one (1) year period plus a grace period of six (6) additional months, the Lessor may, at its sole option and discretion, terminate this Lease and all rights of Lessee upon thirty (30) days written notice to Lessee. “Completion”

shall mean substantial completion for all practical purposes, meaning, in the case of buildings, that an occupancy permit has been issued and, in the case of other improvements, that they are fully useable for the purposes for which they are intended.

c.             In order to further secure the full performance by Lessee of its obligations under this Article, Lessee shall upon the issuance of building permits execute a Leasehold Improvements Bond (Exhibit “H”) secured either by a cash deposit with Lessor in the sum of One Hundred Thousand Dollars ($100,000) or a clean bank letter of credit approved as to form and substance by Lessor’s attorney and Treasurer. If the security for the bond is a cash deposit, Lessor’s Treasurer shall invest the same in a certificate of deposit for a term of ninety (90) days and shall renew the same each ninety (90) days thereafter, unless a longer term is mutually agreed upon in writing. Upon the cancellation of this Lease under Article One, paragraph C or D above, or, if not cancelled, upon the completion of the leasehold improvements, Lessor shall either endorse and deliver the certificate of deposit with interest to Lessee or cancel and return the letter of credit to Lessee. If Lessee fails to complete the leasehold improvements within said one (1) year period plus a grace period of six (6) additional months, Lessor may declare the bond forfeited whereupon either the certificate of deposit with interest or the funds obtained by calling the letter of credit shall become the sole property of Lessor as liquidated damages in addition to any and all other remedies provided to Lessor under this Article.

d.             In case of a dispute between the parties as to whether or not the sum set forth in A.1 above has been expended in actual cost of the leasehold improvements or as to whether the improvements have been completed, the dispute will be referred to the chief city engineer of the City of Boca Raton whose decision as a common law arbitrator will be final and binding upon the parties and upon the courts. If the chief engineer of the City is unable or unwilling to serve and the parties are unable to agree on a substitute, the arbitrator shall be a civil engineer or architect appointed by the Mayor of the City of Boca Raton. The costs of arbitration shall be paid one-half by Lessee and one-half by Lessor.

e.             In order to verify the actual cost of improvements, Lessee shall upon request of Lessor at any time submit to the Lessor or to its designee certified true and correct copies of all construction contracts, invoices, bills, checks or any other documents requested.

f.              Any deadlines stated above shall be extended for the length of any delay occasioned by Act of God, force majeure, union strike affecting contractors or by any act or failure to act on the part of the Lessor or of any other governmental authority beyond the time periods stated below. If no time period is stated for an approval or rejection by Lessor or any governmental authority, thirty (30) days shall be deemed the time period allowed for the purpose of this paragraph.

2.     Lessee agrees that it shall, within sixty (60) calendar days from the date of this Agreement, submit to Lessor and to the FAA, for approval, a layout plan of the proposed improvements. Within one-hundred twenty (120) calendar days after FAA and Lessor approval, Lessee shall submit to Lessor detailed plans and specifications for the proposed leasehold improvements. Lessor agrees that it shall either approve the plans and specifications as submitted, or transmit proposed revisions to Lessee, within thirty (30) calendar days of receipt of the plans and specifications from Lessee.

3.     After obtaining FAA and Lessor’s approvals, Lessee shall obtain all City approvals in accordance with the Memorandum of Understanding between Lessor and the City dated September 11, 1984, a copy of which is attached hereto and marked Exhibit D.

4.     In the event the Lessor or other governmental agencies require revisions of plans and specifications, Lessee shall have thirty (30) calendar days from the date of receipt of the proposed revisions to resubmit the plans and specifications for approval. Lessor’s approval of plans and specifications shall not be unreasonably withheld.

5.     Upon receipt of final approval of the plans and specifications by Lessor and other governmental agencies and the issuance of City building permits, Lessee shall cause construction to commence forthwith and to be scheduled for completion as set forth in paragraph A.1a above.

6.     All contractors shall be required to provide performance and labor and material payments bonds to be issued by substantial surety companies licensed to do business in Florida and in form, substance and amount subject to approval by Lessor, which shall not be unreasonably withheld. Bonds shall be for the benefit of Lessee and lessor, shall be delivered to Lessor no less than ten (10) days prior to commencement of construction and shall remain in effect until completion and acceptance of all work and the expiration of the warranty period following acceptance, free and clear of all claims of mechanics, laborers, sub-contractors and materialmen.

B.            It is agreed and understood that all improvements shall automatically revert to Lessor upon the expiration of the initial term of this Lease on May 31, 2041, free and clear of any and all mortgages, liens and encumbrances, subject only to the terms of this Lease. No less than six (6) months prior to the final expiration of the term of this Lease, Lessee shall provide Lessor with a Title Insurance Policy insuring the Lessor against loss or damage for liens and encumbrances incurred by Lessee.

C.            No Liens Created.

Each party covenants and agrees that it has no power to

incur any indebtedness giving a right to a lien of any kind of character upon the right, title and interest of the other party in and to the property covered by this Lease, and that no person shall ever be entitled to any lien, directly or indirectly derived through or under the other party, or its agents or servants, or on account of any act or omission of said other party, which shall be superior to the lien of this Lease reserved to the Lessor upon the leased Premises. All persons contracting with the Lessee, or furnishing materials or labor to said Lessee, or to its agents or servants, as well as all persons whosoever, shall be bound by this provision of this Lease. Should any such lien be filed, the Lessee shall discharge the same within thirty (30) days thereafter, by paying the same or by filing a bond, or otherwise, as permitted by law. The Lessee shall not be deemed to be the agent of the Lessor, so as to confer upon a laborer bestowing labor upon the leased Premises, or upon a materialman who furnishes material incorporated in the construction of improvements upon the leased premises, a mechanic’s lien upon the Lessor’s estate under the provisions of Chapter 713, Florida Statutes, 1969, and subsequent revisions thereof. This provision shall be written into all contracts for construction executed by Lessee.

D.    [OMITTED]

ARTICLE VI

PAYMENTS

Rent and Fees. In consideration of the rights and privileges granted by this Agreement, Lessee agrees to pay Lessor during the term of this Agreement the following:

A.    Rent.  A base ground rent of One Hundred Twenty Five Thousand dollars ($125,000.00) per annum for the Premises, payable in twelve (12) monthly installments of $10,416.66 each, commencing on the first day of June 1992 shall be paid during the balance of the term of this Lease and any renewal thereof (unless re-negotiated for the renewal term). Provided however, that the rent June 1, 1992 through May 31, 1993 shall be $62,500.00 in consideration of improvements to Lessors’ property.

1.     Cost of Living Adjustments. The annual base ground rent of $125,000.00 per annum shall be adjusted annually on the first day of June each year in accordance with increase or decrease (but not decrease below the $125,000.00 original base rent) in the Consumer Price Index (CPI-U), or if CPI-U is discontinued, the currently accepted comparable index, provided that the first CPI-U adjustment will be made as of June 1, 1996, based on the CPI-U Index for the most recent month then published and available at the Boca Raton Public Library to adjust for the increase from June 1, 1991 through May 1996.

2.     [OMITTED]

3.     [OMITTED]

B.    Percentage Rent and User Fees.

1.     [OMITTED]

2.     [OMITTED]

3.     User Fees.  As additional rental, Lessee agrees to pay to Lessor sums equivalent to all ad valorem taxes and special assessments which would be levied against the improvements by the City of Boca Raton but for the fact that the leased Premises are exempt from local taxation because they are state-owned and are being used for a public purpose. The Lessor will remit or contribute the user fees to the City in order to defray its costs of providing services to the Premises. The value of the improvements for the purpose of this paragraph shall be assessed by the Lessor.

C.    Payments.

1.      Base ground rents under paragraph A above (as adjusted for cost of living) plus applicable sales taxes shall be paid on or before the tenth (10th) day of each month for that month.

2.      [OMITTED]

3.      User fees under paragraph B, shall be paid on dates equivalent to ad valorem tax due dates.

4.      [OMITTED]

5.      [OMITTED]

6.      Delinquency Charge. A delinquency charge of five percent (5%) per month shall be added to payments required by paragraphs A and B above, which are rendered more than ten (10) days delinquent.

7.      [OMITTED]

D.    Place of Payments.  All payments due Lessor from Lessee shall be delivered to the place designated in writing by Lessor.

E.     Legal Taxes and Assessment.  Lessee shall pay all legal taxes and assessments, including those for waste disposal, levied against the leased Premises during the term of this Agreement or any renewal thereof and any such payments made to the City of Boca Raton shall reduce pro tanto the user fees payable under Paragraph B.3 above.

F.     [OMITTED]

G.    [OMITTED]

H.    [OMITTED]

I.      [OMITTED]

J.     [OMITTED]

K.    [OMITTED]

L.     Abatement of Rent and Lease Extension.  In the event the provisions of Article XV, A.3 become applicable, Lessee’s rent shall abate in the proportion of such time to days of the month to which the disruption occurs. In such an event, Lessee shall have the option to terminate the Lease or to keep the Lease in force. In the latter case, the Lease shall be extended for such time as any affected operation is closed for business. In the event of any taking by Lessor or any other governmental unit which reduces the size of the land or affects the use of the premises, Lessee shall be entitled a pro rata abatement of rent.

M.   In addition to the rent and fees herein, Lessee shall pay to Lessor all sales taxes applicable to said rent and fees.

ARTICLE VII

UTILITIES

A.    Lessee agrees to pay the cost of all utilities used or consumed on the demised Premises. In the event Lessee fails to pay any utility bills when due, Lessor may, at its option, pay the same and collect from Lessee the amounts so disbursed, plus interest at the rate of five percent (5%) per month or fraction thereof, and in such event, the Lease Agreement is subject to cancellation at the option of the Lessor.

B.    Lessee hereby grants all easements through the leased Premises required by Lessor for water and sewer main and lateral lines including those serving the leased Premises and those serving other areas of the airport including area leased to other parties.

C.    Lessee agrees to provide and pay for all charges and costs to connect its improvements to the water and sewer systems.

D.    Lessee agrees to abide by all requirements of the appropriate governmental agencies having jurisdiction over the water and sewer systems.

ARTICLE VIII

INSURANCE

A.    Required Insurance.  Lessee shall obtain and maintain continuously in effect at all times during the term of this Agreement, at Lessee’s sole expense, the insurance coverages specified in Article III, for the specific type or types of activity proposed by Lessee.  Lessee further agrees to name the Lessor and the State of Florida as an additional insured on all such insurance coverages.

Lessee shall obtain and maintain continuously in effect at all times during the term of this Agreement fire and extended coverage insurance on all fixed improvements on or in the Premises in an amount not less than eighty percent (80%) of the full replacement value thereof, as determined by an appraisal obtained from an independent appraiser appointed by Lessor, paid by Lessee and updated annually, or, in the alternative, full replacement cost coverage.

In the event of destruction of or damage to any of the leased property covered by insurance, the funds payable in pursuance of said insurance policies shall be deposited in a commercial bank located in Boca Raton, Florida selected by the Lessor, as a trust fund, and said funds shall be used for the purpose of reconstruction or repair, as the case may be, of any of the buildings, improvements or personal property so damaged or destroyed. Should the cost of reconstruction or repair exceed the amount of funds available from the proceeds of such insurance policy, then in such event, such funds shall be used as far as the same will permit in paying the cost of said reconstruction or repair and the Lessee shall pay the balance. In the event that the cost of such reconstruction or repair work shall be less than the proceeds derived from such insurance policies, the surplus shall be payable to the Lessee upon completion of the full restoration of the Premises.

B.    Additional insurance coverages shall be as follows:

1.     Comprehensive Insurance.  Lessee, at its expense, shall provide comprehensive insurance (including but not limited to fire, theft and windstorm) on all personal property belonging to the Lessee situated on the leased Premises, and replacements thereof, for the benefit of the Lessor and the Lessee, in an amount not less than eighty percent (80%) of the insurance value of said personal property.

2.     Workers’ Compensation. The Lessee shall carry, maintain and pay for the necessary Workers’ Compensation insurance in its own name.

3.     Public Liability and Automobile Liability Insurance Minimums:

$   300,000.00 for any individual claim.

$   500,000.00 for more than one claim.

$   100,000.00 for property damage.

$1,000,000.00 for excess coverage above limits.

4.     Builder’s Risk.  During the construction of improvements, Lessee shall carry such coverage as shall be approved by Lessor in writing, such approval not to be unreasonably withheld.

C.    Whenever either party obtains knowledge of any claim, demand or action as to which either party may be liable or as to which there may be insurance coverage, the party having knowledge shall notify the other party in writing as soon as practicable and both parties shall cooperate in the investigation and defense of any such claim, demand or action.

D.    A certified copy of each policy (or binder)., and a certificate evidencing the existence thereof, shall be delivered to the Lessor within ten (10) days after issuance of the building permit, and after each renewal. Each such copy and certificate shall contain a valid provision or endorsement that the policy may not be cancelled, terminated, changed or modified without giving thirty (30) days written notice thereof to the Lessor.

E.     Neither party hereto shall be liable to the other party or to the insurer of such other party claiming by way of subrogation through or under such other party with respect to any loss or damage to the extent that such other party shall be reimbursed or has the right to be reimbursed out of the party’s property insurance coverage carried for such other party’s protection with respect to such loss or damage. The provisions of this paragraph shall apply only to the extent permitted by provisions of the insurance policy in question.

ARTICLE IX

LIABILITY, INDEMNIFICATION AND BOND

A.    Lessee agrees to assume all risks of the Premises and all liability therefor, and shall defend, indemnify and hold harmless the Lessor, its members, officers, agents, and employees from and against any and all loss, liability, and damages of whatever nature, to persons and property, including, without limiting the generality of the foregoing, death of any person and loss of the use of any property. This includes, but is not limited to, matters arising out of or claimed to have been caused by or in any manner related to the leased Premises or Lessee’s operations or those of any approved or unapproved tenant, sub-tenant, licensee, invitee, trespasser, contractor, subcontractor or other person approved, authorized, or permitted by Lessee in or about the Premises, including losses, liability, and claims related to air and noise pollution, or any other operations pursuant hereto, whether or not based on negligence. Lessee shall defend all such claims, demands and suits, whether groundless or not, at Lessee’s own cost and expense. Further, Lessee does hereby covenant and agree to indemnify, hold harmless, and defend Lessor, its members, officers, agents, and employees, from and against any and all loss, liability, and damages arising out of or in any manner related to any breach by Lessee, its agents, employees, invitees, licensees, contractors, subcontractors, tenants, or subtenants, whether approved or unapproved, of any of the terms, conditions, or other provisions of this Agreement. Provided, however that this indemnification shall not be construed to attend to the Acts or omissions of Lessor or its agents, servants or employees.

B.    Lessee agrees to defend, indemnify, and hold harmless the Lessor, its members, officers, agents and employees from and against any and all claims or liability for compensation under any workers’ compensation statute arising out of injuries sustained by any employee of Lessee or of any licensee, contractor, subcontractor, tenant or subtenant of Lessee.

C.    Lessee agrees to indemnify Lessor from and to assume all liability for, and to pay all taxes and assessments of every kind, including taxes or assessments imposed or which may be imposed by the County of Palm Beach and/or by the City of Boca Raton and/or by any authority such as the Solid Waste Authority, which by law may be levied or assessed on the premises occupied by Lessee pursuant to this Agreement, or which arise out of the operations of Lessee, or by reason of occupancy by Lessee or any of Lessee’s agents, licensees, invitees, contractors, subcontractors, tenants, or subtenants, whether or not approved by the Lessor. Lessee shall be responsible for obtaining bills for all of said taxes and assessments directly from the taxing or assessing authority, and shall promptly deliver to the Lessor copies of receipts of payment. If ad valorem taxes are paid to the City of Boca Raton, user fees under Article VI, B.3 shall abate pro tanto.

D.  Lessee’s obligations to defend, indemnify, and hold harmless, as set forth in this Article shall include any and all attorneys’ fees and investigative expenses, incurred by Lessor in the defense and handling of said suits, claims, damages, and the like, and in enforcing and obtaining compliance with the provisions of this Article.

ARTICLE X

DISCLAIMER OF WARRANTIES

This Agreement, including all Exhibits and Endorsements which may be attached hereto and made part hereof, constitute the entire Agreement of the parties on the subject matter hereof and may not be changed, modified or discharged except by written Amendment duly executed by the Boca Raton Airport Authority. Lessee agrees that no representations or warranties shall be binding upon Lessor unless expressed in writing herein or in an Amendment hereof executed by both parties.

Without limiting the generality of the foregoing, it is understood and agreed that:

A.  Lessor does not warrant, and hereby disclaims any and all liability and responsibility for or on account of the condition of, the Premises, or the Airport or any portions thereof, or for or on account of anything affecting such conditions.

B.    Lessor makes no warranties and has no obligations or liability for or with respect to the removal of sand, water or debris from the Premises or any part thereof.

C.    Lessor makes no warranties and has no obligations or liability for or with respect to the acts or omissions of, or the presence or absence of any other Lessee or operator at or from the Airport.

D.    Lessor makes no warranties and shall have no obligations or liability with respect to noise, noise pollution, air quality or air pollution.

E.     Lessor makes no warranties and shall have no obligations or liability with respect to any work which Lessor’s employees or Lessor’s contractors or subcontractors may perform for Lessee.

F.     Lessor shall have no liability whatever for any indirect, consequential, or incidental damages to Lessee, its agents, servants, employees, guests, licensees, trespassers, tenants, or subtenants, whether authorized or not, caused by or arising out of any condition, failure, or activity enumerated in paragraphs A, B, C, D or E above, unless the same shall have been caused by Lessor, its agents, servants or employees.

ARTICLE XI

LESSEE AS INDEPENDENT CONTRACTOR

In conducting its business hereunder, Lessee acts as an independent contractor and not as an agent of Lessor. The selection, retention, assignment, direction and payment of Lessee’s employees shall be the sole responsibility of Lessee, and Lessor shall not attempt to exercise any control over the daily performance of duties by Lessee’s employees.

ARTICLE XII

ASSIGNMENT

A.    Attached hereto and marked Exhibit “E” is a list of all stockholders owning ten percent (10%) or more of the stock of the Lessee and a list of all directors and officers of the Lessee. It is expressly agreed that if any person not listed on Exhibit E wishes to become an owner of ten percent (10%) or more of the stock of Lessee or an officer or manager of the Lessee, he shall execute a Personal Inquiry Waiver in the form attached hereto and marked Exhibit F or if a director, he shall execute the form marked Exhibit G.  The Lessee shall deliver the Waiver, the person’s curriculum vitae and a copy of the stock purchase or other agreement, if any, to Lessor. The transaction shall not become effective until after such delivery of documents to and approval by Lessor, which approval shall not be unreasonably withheld and shall be deemed granted unless Lessor gives written notice of rejection to Lessee within sixty (60) days after delivery of said documents.

B.    Assignment of the Agreement. This Agreement may not be assigned, transferred or subleased without prior written consent of Lessor. Lessor shall grant any request and give written consent to any proposed assignment, transfer, or sublease, if in its sound discretion the proposed assignment, transfer or sublease will promote and further the Lessor’s objective of providing stable airport service to the public.

C.    Any assignment or delegation so permitted by the Lessor, and any sublease made pursuant to a sublease endorsement hereto shall be subject to all the covenants, terms, conditions, warranties, and other provisions of this Agreement. Further, notwithstanding any assignment, delegation, or sublease, Lessee shall remain obligated and liable to Lessor for the performance of all covenants, terms, conditions, warranties and other provisions of the Agreement to the same extent that Lessee would have been obligated and liable if such assignment, delegation, or sublease had not been made.

D.    Sublease endorsements, and assignment and delegation authorizations shall not be construed to authorize or permit any additional sublease, assignment, or delegation by Lessee or any lease, assignment or delegation by any sublessee, assignee, or delegatee unless expressly provided in the endorsement or authorization.

E.     Any attempted sublease without a sublease endorsement or in violation of the provisions thereof, and any assignment or delegation without the prior written approval of the Lessor or in violation of the terms thereof, shall be void and of no effect, except that Lessee and all purported assignees, delegatees and sublessees shall be obligated and liable to the Lessor with respect to each and every provision of this Agreement as fully as if such attempted assignment, delegation, or sublease had been valid.

F.     It is understood and agreed that Lessor, may, at any time, upon at least thirty (30) days written notice and opportunity to be heard at a public meeting of the Authority, assign or delegate any or all of its rights hereunder.

G.    Lessor hereby grants permission to Lessee to assign this Lease to any leasehold mortgagee which may, by reason of a default by Lessee, perform duties and make payments under this Lease, and as more fully set forth in Article XVII of this Lease.

H.    The term “assignment” or “sublease” shall include any

form of contract or agreement whereby Lessee removes itself from the management functions of the operation and delegates all management responsibility and control to another person, firm or corporation.

ARTICLE XIII

NON-DISCRIMINATION

A.    Lessee, for itself, its heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree “as a covenant running with the land” that in the event facilities are constructed, maintained, or otherwise operated on the said property described in this lease, for a purpose for which a DOT program or activity is extended or for another purpose involving the provision of similar services or benefits, the Lessee shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to 49 CFR Part 21, Non-discrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may be amended.

B.    The Lessee for itself, its personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree “as a covenant running with the land” that: (1) no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (2) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, (3) that the Lessee shall use the premises in compliance with all other requirements imposed by or pursuant to 49 CFR Part 21, Non-discrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may be amended.

C.    [ADDED] In the event of any breach of any of the above nondiscrimination covenants, the Lessor shall have the right to terminate the lease and to re-enter and as if said lease had never been made or issued. This provision shall not be effective until the procedures of Title 49, Code of Federal Regulations, Part 21 are followed and completed included exercise or expiration of appeal rights.

D.    The Lessee assures that it will undertake an affirmative action program, as required by 14 CFR Part 152, Subpart E, to ensure that no person shall, on the grounds of race, creed, color, national origin, or sex, be excluded from participating in any employment, contracting, or leasing activities covered in 14 CFR Part 152, Subpart E. The Lessee assures that no person shall be excluded, on these grounds, from participating in or receiving the services or benefits of any program or activity covered by this subpart. The Lessee assures that it will require that its covered organizations provide assurance to the Lessee that they similarly will undertake affirmative action programs and that they will require assurances from their sub-organizations, as required by CFR Part 152, Subpart E, to the same effect.

E.     The Lessee agrees to comply with any affirmative action plans or steps for equal employment opportunity required by 14 CFR Part 152, Subpart E, as part of the affirmative action program or by any federal, state or local agency or court, including those resulting from a conciliation agreement, a consent decree, court order, or similar mechanism. The Lessee agrees that a state or local affirmative action plan will be used in lieu of any affirmative action plan or steps required by 124 set forth in 14 CFR 152, subpart E, only when they fully meet the standards set forth in 14 CFR 152.409. The Lessee agrees to obtain a similar assurance from its covered organizations, and to cause them to require a similar assurance of their covered sub-organizations, as required by 14 CFR Part 152, Subpart E.

ARTICLE XIV

REQUIREMENTS OF THE UNITED STATES

This Agreement shall be subject and subordinate to the provisions of any existing or future agreement between Lessor and the United States, or any agency thereof, relative to the operation or maintenance of the Airport, the execution of which has been or may be required as a condition precedent to the expenditure of federal funds for the development or operation of the Airport; provided, however, that Lessor shall, to the extent permitted by law, use its best efforts to cause any such agreements to include provisions protecting and preserving the rights of Lessee in and to the Premises, and to compensation for the taking thereof, interference therewith and damage thereto, caused by such agreement or by actions of Lessor or the United States pursuant thereto.

ARTICLE XV

DEFAULT AND TERMINATION

A.    Termination by Lessee.  This Agreement shall be subject to termination by Lessee in the event of any one or more of the following events:

1.  The material default by Lessor in the performance of any of the terms, covenants or conditions of this Agreement, and the failure of Lessor to remedy, or undertake to remedy, to Lessee’s satisfaction, such default for a period of thirty (30) days after receipt of notice from Lessee to remedy the same.

2.     Uninsured damage to or destruction of all or a material part of the Premises or Airport facilities necessary to the operation of Lessee’s business not repaired within one hundred eighty (180) days.

3.     The lawful assumption by the United States, or any authorized agency thereof, of the operation, control or use of the demised premises, or any substantial part or parts thereof, in such a manner as to restrict substantially Lessee from conducting business operations for a period in excess of ninety (90) days.

B.    Termination by Lessor.

1.     Time of the Essence.  The Lessee agrees promptly to perform, comply with and abide by this contract, and agrees that time of payment and of performance is of the very nature and essence of this contract.

2.     Default in Rent: Grace Period. The Lessee shall have a grace period of ten (10) days in which to pay any and all sums of rent due hereunder. In the event of a default in the payment of rent hereunder for a period of ten (10) days, Lessor may immediately notify Lessee in writing, and Lessee shall have seven (7) days after the date of said notice within which to pay any delinquent rent. If any of said sums of money herein required to be paid by Lessee to Lessor shall remain unpaid in accordance with the provisions of this paragraph, then the Lessor shall have the options and privileges as follows:

a.     Total acceleration.  To accelerate the maturity of rent installments for the balance of the term reduced to present value. This option shall be exercised by an instrument in writing signed by the Lessor, or its agents, and transmitted to the Lessee notifying it of the intention of the Lessor to declare all unmatured rent installments presently due and payable.

b.     Partial acceleration.  In lieu of the option in subparagraph a., the Lessor may in like manner declare as presently due and payable the unpaid rent installments for such a period of years as may be fixed in the Lessor’s said notice to the Lessee. The exercise of this option shall not be construed as a splitting of a cause of action, nor shall it alter or affect the obligations of the Lessee to pay rent under the terms of this Lease for the period unaffected by said notice.

c.      Other remedies.  In addition to the options herein granted above, the Lessor may exercise any or all other options available to it hereunder, including any legal or equitable remedies which it may have, which options may be exercised concurrently or separately with the exercise of the above option, including those remedies specified in subparagraph 3 below.

3.     Default in other Provisions.

a.      If the Lessee shall default in the performance of any other item of this contract (except the payment of rent), then the Lessor, or its agent or employee, shall send to the Lessee a written notice of default, specifying the nature of the default; and after the date of said notice, the Lessee shall, within seven (7) days in case of insurance default and within thirty (30) days in case of any other default, cure and remedy said default, whereupon the Lease shall continue as before.

If the Lessee shall fail to cure and remedy the default within said time, the Lessor shall have the right to declare, by written notice to the Lessee that the Lease is in default, and to use the remedies available to the Lessor on default hereof by the Lessee.

b.     In the event of the Lessee’s breach of any of the provisions of this Lease, the Lessor shall thereupon have a lien upon all revenues, income, rents, earnings and profits from the leased Premises as additional security to the Lessor for the Lessee’s faithful performance of each of the terms and provisions hereof, and to secure payment of all sums owing the Lessor hereunder. Such liens shall be superior in dignity to the rights of the Lessee and any of its creditors or assignees or any trustee or receiver appointed for the Lessee’s property, or any other person claiming under the Lessee. Upon the Lessor’s termination of the Lessee’s rights under this Lease by reason of the Lessee’s default, all such revenues, income, rents, earnings and profits derived or accruing from the leased Premises from date of such termination by the Lessor shall constitute the property of the Lessor, and the same is hereby declared to be a trust fund for the exclusive benefit of the Lessor and shall not constitute any asset of the Lessee or any trustee or receiver appointed for the Lessee’s property. The provisions of this paragraph shall be effective without the Lessor’s re-entry upon the leased Premises or repossession thereof, and without any judicial determination that the Lessee’s interest under said Lease has been terminated.

c.      If the Lessee shall fail to keep and perform any of the covenants, conditions and agreements herein provided to be performed by said Lessee, and such default shall not be remedied within the grace period provided elsewhere in this Lease, the Lessor shall have the right to treat such default as intentional, inexcusable and material, and thereupon the Lessor, by notice in writing transmitted to the Lessee, as provided in the paragraph hereof entitled “NOTICES”, may at its option, declare the Lessee’s interest under this Lease ended and without further force and effect. Thereupon the Lessor is authorized to re-enter and repossess the leased Premises and the building, improvements and personal property thereon, either with or without legal process, and the Lessee does in such event hereby waive any demand for possession of said property, and agrees to surrender and deliver up said leased Premises and property peaceably to said Lessor.

The provisions of this Article shall not be construed so as to divest the Lessor, in the event of such default, of any legal right and remedy which it may have by statutory or common law, enforceable at law, or in equity; it is intended that the provisions of this Article shall afford to the Lessor a cumulative remedy, in addition to such other remedy or remedies as the law affords a Lessor when the terms of a Lease have been broken by the Lessee.

C.    In addition to the options herein granted above, the Lessor may exercise any or all other options available to it hereunder, which options may be exercised concurrently or separately with the exercise of the above options. All options and remedies available to Lessor hereunder are concurrent and not exclusive, and Lessor may exercise any one or more options and remedies available to it hereunder without waiving the remainder thereof.

D.    Ownership of Improvements.

All buildings, structures and fixtures of every kind now existing or hereafter erected or placed on the demised Premises shall at the end of the term or earlier termination of this Lease, for any reason be and become the property of the Lessor and shall be left in good condition and repair, ordinary wear and damage by the elements excepted. A fixture shall be defined as an article which was a chattel, but which, by being physically annexed or affixed to the realty by the Lessee and incapable of being removed without structural or functional damage to the realty, becomes a part and parcel of it.

Non-fixture personalty, signs, trade fixtures and equipment owned by the Lessee at the expiration of the term or earlier termination of this Lease, for any reason, shall continue to be owned by Lessee, and, at the time of such expiration or earlier termination, Lessee at its option, may remove, provided the Lessee is not then in default of any covenant or condition of this lease, otherwise all such property shall remain on the demised Premises until the damages suffered by Lessor from any such default have been ascertained and compensated except that, upon demand by Lessor, Lessee shall remove any property designated by Lessor from the Premises. If Lessee shall fail to remove personalty within thirty (30) days of demand by Lessor, then Lessor may effect such removal and restoration at Lessee’s expense and Lessee agrees to pay Lessor such expense promptly upon receipt of a proper invoice therefor. Any damage to the demised Premises caused by the removal by Lessee, of any such personalty, shall be repaired by Lessee forthwith at its expense.

E.     Causes of Breach: Waiver.

1.     Neither party shall be held to be in breach of this

Agreement because of any failure to perform any of its obligations hereunder if said failure is due to any cause for which it is not responsible and over which it has no control; provided, however, that the foregoing provision shall neither apply to failures by Lessee to pay fees, rents or other charges to Lessor, nor to providing the amounts of insurance contained in Articles III and VIII of the Agreement.

2.     The waiver of any breach, violation or default in or with respect to the performance or observance of the covenants and conditions contained herein shall not be taken to constitute a waiver of any such subsequent breach, violation or default in or with respect to the same or any other covenant or condition hereof.

F.     Bankruptcy of Lessee.

Should the Lessee, at any time during the term of this Lease, suffer or permit an involuntary, or voluntary, petition in bankruptcy to be filed against it, or institute a composition or an arrangement proceeding under Chapter X or XI of the Chandler Act, or make any assignments for the benefit of its creditors, or should a receiver or trustee be appointed for the Lessee’s property because of Lessee’s insolvency, and the said appointment not vacated within thirty (30) days thereafter, or should the Lessee’s leasehold interest be levied on and the lien thereof not discharged within thirty (30) days after said levy has been made, or should the Lessee fail promptly to make the necessary returns and reports required of it by state and federal law, or should the Lessee fail promptly to comply with all governmental regulations, both state and federal, and such failure shall in any manner jeopardize the rights of the Lessor, then, in such event, and upon the happening of either or any said events, the Lessor shall have the right, at its election, to consider the same a default on the part of the Lessee of the terms and provisions hereof, and, in the event of such default not being cured by the Lessee within a period of thirty (30) days from the date of Lessor’s written notice to the Lessee of the existence of such default, the Lessor shall have the option of declaring this Lease terminated, and the interest of the Lessee forfeited, and the Lessor may exercise any other optional remedies herein conferred upon it. The pendency of bankruptcy proceedings, or arrangement proceedings, to which the Lessee shall be a party shall not preclude the Lessor from exercising the option herein conferred upon it. In the event the Lessee, or the trustee or receiver of the Lessee’s property, shall seek an injunction against the Lessor’s exercise of the option herein conferred, such action on the part of the Lessee, its trustees or receiver, shall automatically terminate this Lease as of the date of the making of such application. In the event the Court shall enjoin the Lessor from exercising the option herein conferred, such injunction shall automatically terminate this Lease.

G.    Conviction of Felony.

Should the Lessee or any partner, stockholder owning 10% or more of the stock of Lessee, director, officer or manager of Lessee’s operations at the Airport have been convicted of a felony or plead guilty to the same, and the convicted party shall not have sold, transferred, conveyed or surrendered all of his right, title and interest, direct or indirect, in the ownership, management or control of the Lessee’s operation at the Airport within sixty (60) days after the sentencing date on such conviction or plea, then, in such event, the Lessor shall have the right, at its election, to consider the same a default on the part of the Lessee of the terms and provisions hereof, and, in the event of such default not being cured by the Lessee within a period of thirty (30) days from the date of Lessor’s written notice to Lessee of the existence of such default, the Lessor shall have the option of declaring this Lease terminated, and the interest of the Lessee forfeited, or the Lessor may exercise any lesser remedies which it deems reasonable. The transfer agreement and the transferee shall be subject to approval of Lessor which shall not be unreasonably withheld.

ARTICLE XVI

ARBITRATION

In the event of default under Article VI Payments or Article VIII Insurance, Lessor shall have the option of litigation or arbitration. In the event of any dispute under any other provisions of this Agreement which the parties are unable to resolve between themselves, such dispute shall be submitted to arbitration pursuant to the Florida Arbitration Code.

The agreement of the parties to arbitrate claims and disputes shall be specifically enforceable under the prevailing arbitration law.

Pending final decision of the arbitrator or arbitrators, the parties shall proceed diligently with the performance of their obligations under this Agreement.

In the event of arbitration or litigation between the parties hereto, the prevailing party shall recover all costs and reasonable attorney’s fees.

ARTICLE XVII

SUBORDINATION CLAUSE

A.    The Lessee is hereby given the absolute right without the Lessor’s consent to mortgage his interest in this Lease, and the improvements now or hereafter erected thereon, provided that no such mortgage shall extend to or affect the fee, the reversionary interest, or the estate of the Lessor and the State of Florida in and to any land or building and improvements now or hereafter erected on the leased property.

B.    No mortgage of this Lease or assignment thereof shall be binding upon the Lessor in the enforcement of its rights under this Lease, nor shall the Lessor be deemed to have any notice thereof, unless and until a fully conformed copy of each instrument, effecting such mortgage or assignment, in form proper for record, shall have been delivered to the Lessor.

C.    If the holder of any such mortgage shall give the Lessor, before any default shall have occurred in this Lease, a written notice containing the name and post office address of such holder, the Lessor shall thereafter give to such holder a copy of each notice of default by the Lessee at the same time as any such notice of default shall be given by the Lessor to the Lessee. The copy of such notice of default shall, in each instance, be deemed duly given to the holder of such mortgage when deposited with the registry clerk of any United States post office enclosed in a securely sealed envelope, postpaid, and addressed to such holder at the post office address of such holder last furnished to the Lessor.

D.    The Lessor will accept performance by the holder of any such mortgage of any term of this Lease required to be performed by the Lessee, with the same force and effect as though performed by the Lessee, if at the time of such performance the Lessor shall be furnished with evidence satisfactory to the Lessor of the interest in the leased property claimed by the person, firm or corporation tendering such performance or payment. The holder of such mortgage shall have ten (10) days after receipt of any such notice of default within which to cure any default in the payment of rent or additional rent required to be paid under this Lease and a reasonable time within which to cure any other default.

E.     The Lessee acknowledges its understanding and agreement that its right to assign its interest as Lessee to any leasehold mortgage does not give the Lessee or its assignee any lien or encumbrance upon the fee simple interest in the premises which is vested in the Trustees of the Internal Improvement Fund of the State of Florida. Furthermore, Lessee irrevocably covenants and agrees that the fee title to the airport property will not be encumbered whether or not its interest in this Lease is used as security for mortgages or other types of financing arrangements or otherwise.

ARTICLE XVIII

MISCELLANEOUS PROVISIONS

A.    The venue of any legal action or arbitration shall be in Palm Beach County, Florida.

B.    It is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right other than rights of possession to the leased Premises of Article II.

C.    Lessor reserves the right to further develop or improve the Airport as it sees fit, regardless of the desires or views of the Lessee, and without interference or hindrance. Lessor shall make every effort to minimize the disruption of normal airport usage during periods of repair or further airport development.

D.    Lessor reserves the right to maintain and keep in repair the landing area of the Airport and all publicly owned facilities of the Airport, together with the right to direct and control all activities of Lessee in this regard.

E.     During time of war or national emergency, Lessor shall have the right to lease the landing area or any part thereof to the United States government for military or naval use, and, if such lease is executed, the provisions of this instrument insofar as they are inconsistent with the provisions of the lease to the government, shall be suspended.

F.     Lessor reserves the right to take any action it considers necessary to protect the aerial approaches of the airport against obstruction together with the right to prevent Lessee from erecting, or permitting to be erected, any building or other structure on or adjacent to the Airport which, in the opinion of the Lessor, would limit the usefulness of the Airport or constitute a hazard to aircraft.

G.    This Agreement shall be subordinate to the provisions of any existing or future agreement between Lessor and the United States, relative to the operation or maintenance of the Airport, the execution of which has been or may be required as a condition precedent to the expenditure of federal funds for the development of the Airport.

H.    Lessor reserves the right to enter upon the premises during normal business hours for the purpose of making any inspection it may deem expedient to the proper enforcement of any of the covenants or conditions of this Agreement.

I.      Entire Agreement.  This Agreement constitutes the entire understanding between the parties, and as of its effective date supersedes all prior or independent agreements between the parties covering the subject matter hereof. Any change or modification hereof must be in writing signed by both parties.

J.     Severability.  If a provision hereof shall be finally declared void or illegal by any court or administrative agency having jurisdiction, the entire Agreement shall not be void, but the remaining provisions shall continue in effect as nearly as possible in accordance with the original intent of the parties.

K.    Notice.  Any notice given by one party to the other in connection with the Agreement shall be in writing and shall be sent by registered mail, return receipt requested, with postage and registration fees prepaid.

1.     If to Lessor, addressed to:

Boca Raton Airport Authority

3700 Airport Road, Suite 204

Boca Raton, Florida 33431–6403

2.     If to Lessee, addressed to:

Boca Arena, Inc.

6571 Serena Lane

Boca Raton, Florida 33433

Notices shall be deemed to have been received on the date of receipt as shown on the return receipt.

L.     Headings.  The headings used in this Agreement are intended for convenience of reference only and do not define or limit the scope or meaning of any provision of this Agreement.

M.   Governing Law. This Agreement is to be construed in accordance with the laws of the State of Florida.

N.    Standard Clauses Required by FAA.

1.      The Lessor reserves unto itself, its successors, and assigns for the use and benefits of the public, a right of flight for the passage of aircraft in the airspace above the surface of the real property herein described together with the right to cause in said airspace such noise as may be inherent in the operations of aircraft, now known or hereafter used, for navigation of or flight in the said airspace, and for use of said airspace for landing on, taking off from or operating on the airport.

2.      The Lessee expressly agrees for itself, its successors and assigns to restrict the height of structures, objects of natural growth and other obstructions on the herein described real property to such a height so as to comply with Federal Aviation Regulations, Part 77.

3.      The Lessee expressly agrees for itself, its successors and assigns to prevent any use of the herein described real property which would interfere with or adversely affect the operation or maintenance of the airport, or otherwise constitute an airport hazard.

4.      [ADDED] This lease and all provisions hereof are subject to the terms and conditions of the instruments and document under which the State of Florida acquired the subject property from the United States of America and shall be given only such effect as will not conflict thereof, and any existing or subsequent amendments thereto, are subject to all terms and conditions contained in the lease of said lands from the State of Florida, to the Boca Raton Airport Authority and any existing or subsequent amendments thereto, and are subject to any ordinances, rules or regulations which have been, or may hereafter be adopted by the Boca Raton Airport Authority pertaining to the Boca Raton Airport.

O.    Attached hereto and marked Exhibit H is a Leasehold Improvements Bond to be executed by the Lessee simultaneously with the execution of this Agreement and the posting of the cash deposit or letter of credit mentioned in Article V. A. I(c) of this Agreement.

P.     This Lease and Operating Agreement is contingent upon Lessee’s submitting to the Authority within one hundred twenty (120) calendar days after FAA and Lessor approval of Lessee’s layout plan of the proposed improvements (i.e. simultaneously with the submission of detailed plans and specifications pursuant to Article V, A.2) written evidence satisfactory to the Authority that mortgage commitments and/or letters of credit have been issued by responsible financial institutions sufficient to finance the construction of the improvements upon the premises. If Lessee fails to comply with this requirement, Lessor may terminate this Agreement and exercise any other remedies provided under this Agreement.

Q.    In the event that the leased land shall become available for purchase by a non-governmental person, firm or corporation, then Lessee shall have the right of first refusal under the same terms and conditions.

BOCA RATON AIRPORT AUTHORITY

/s/ Robert E. Langavin	By	/s/ George W. Blank
SECRETARY	CHAIRMAN
(SEAL)

ATTEST:	LESSEE, BOCA ARENA INC.

/s/ Jolie Mullin	By	/s/ [ILLEGIBLE]
SECRETARY	PRESIDENT
(SEAL)

LEASEHOLD IMPROVEMENTS BOND

KNOW ALL MEN BY THESE PRESENTS, that               Inc. hereinafter called “Principal”, is held and firmly bound unto BOCA RATON AIRPORT AUTHORITY, an agency of the State of Florida, hereinafter called “Authority”, in the sum of One Hundred Thousand Dollars ($100,000), lawful money of the United States of America, for the payment of which it binds itself, its successors and assigns, jointly and severally, firmly by these presents:

WHEREAS, the above-named Principal has entered into an Agreement to construct leasehold improvements at a cost of             in accordance with the plans and specifications approved by the governmental agencies having jurisdiction thereof and by the Authority,

WHEREAS, the approval by the Authority is further conditioned upon the furnishing to the Authority of a bond to guarantee full and faithful performance of the Agreement; and

WHEREAS, the said sum of $100,000 shall be in the form of a Certificate of Deposit in the name of the Authority to be held in escrow by the Treasurer of the Authority or a clean bank letter of credit approved in form and substance by Lessor’s attorney and treasurer or personal guarantees acceptable to the Authority.

NOW, THEREFORE, THE CONDITION OF THIS OBLIGATION IS SUCH THAT, if the Principal shall in all respects comply with the terms and conditions of the Agreement between the parties concerning the construction and payment for the leasehold improvements for the Boca Raton Airport and shall procure the design, construction and payment for the same in accordance with the applicable laws, rules and regulations and according to the plans, specifications and schedules covering said work, and such approved additions, amendments, or alterations as may be made in the plans, specifications and schedules covering said work, and such approved additions, amendments, or alterations as may be made in the plans, specifications and schedules for such work as approved by the Authority and shall see that the work as approved by the Authority shall be completed and shall pay (or bond) the contractors therefor on or before December 31, 1996, then this obligation shall be void and either the said Certificate of Deposit with any interest earned thereon shall be endorsed by the Authority and returned to the Principal or the letter of credit or personal guarantees shall be cancelled and returned; otherwise the sum of One Hundred Thousand Dollars ($100,000) with interest shall become the property of the Authority as liquidated damages. In addition, the Principal shall be liable to pay any judgment recovered by the Authority against the Principal for actual damages.

IN WITNESS WHEREOF, the Principal has caused these presents to be duly executed on this           day of      , 1991.

ATTEST:
	Secretary	President

EXHIBIT H

AMENDMENT
TO
LEASE AND OPERATING AGREEMENT

This Amendment to Lease and Operating Agreement dated June 12, 1991, is entered into by and between the Boca Raton Airport Authority (hereinafter “Lessor”) and Boca Arena, Inc. (hereinafter “Lessee”),

WHEREAS, the Lease and Operating Agreement dated June 12, 1991, between the parties came into technical default by the Lessee on April 2, 1992, and,

WHEREAS, the parties are desirous of proceeding with the project and curing any technical default by entering into this Amendment to Lease, and,

WHEREAS, the Lessee has, by entering into this Amendment, exercised the Option to Lease, dated June 12, 1991, to extend the leased Premises an additional 3.3 acres.

NOW THEREFORE, in consideration of the premises and mutual covenants contained in this Amendment, the parties agree as follows:

1.             That Article III (A), entitled Rights, Obligations and Minimum Operating Standards is hereby amended to add the following:

Additional approved uses are a miniature golf course, “Indy” car track and roller rink building. Other amenities shall be defined to mean other activities incidental to and consistent with the said recreational facility, including, but not limited to, children’s play area made of soft material, game and party rooms. No other uses shall be permitted without written approval of the Lessor.

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2.             That a new provision, Article III (B)(15), entitled Minimum Operating Standards, is hereby added as follows:

15.           The Lessee shall prohibit the sale, possession or consumption of alcoholic beverages on the leased premises, except for special affairs, when this provision may be waived by Lessor.

3.             That a new provision, Article III (B), (16), entitled, Minimum Operating Standards, is hereby added as follows:

16.           Lessee shall install a chain link fence or equivalent to secure the Airport operations area from Lessee’s improved area. Lessee shall install a gate to block access to Lessee’s parking area during hours when Lessee’s premises are not open for business, equipped with a lock approved by the Boca Raton Fire Department. Where reasonably requested by the Airport Director, Lessee shall provide a wall to protect against jet blast and shall install airport approved obstruction lighting.

Lessee shall provide adequate security on the premises at all times. At least sixty (60) days prior to the opening of the Phase 1 improvements, Lessee shall submit to Lessor, a two part security plan. Part 1 of the security plan shall provide the policy and procedures to be used on site to secure the safety of persons and property on the adjacent Airport operations area. Part 2 of the security plan shall provide the policy and procedures to be used to secure the Sports Complex and the safety of persons and property in the Sports Complex. The Lessor may suggest amendments to the security plan for Lessee’s consideration.

If security problems arise despite the security measures described above, the Lessor shall notify the Lessee in writing and Lessee shall promptly add such security measures and/or personnel as are necessary to alleviate such problems to the satisfaction of the Airport Authority.

4.             That Article V, entitled Leasehold Improvements, is hereby deleted in its entirety and replaced as follows:

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ARTICLE V

LEASEHOLD IMPROVEMENTS

1.             As part of the consideration for the privileges herein granted, Lessee agrees to construct or otherwise make new and additional improvements, which shall become part of the real estate (except equipment) and which shall be constructed as Phase 1 and Phase 2. The Phases shall consist of the following:

Phase l:

Miniature Golf Courses
Batting Range
Roller Rink building; 20,000 square feet
“Indy” car track
Required parking,
Entrances, exits
Required landscaping including temporary landscaping of the Phase 2 building site.

	Value: $2,000,000.00	(building, including all fees and costs associated therewith)
	$ 500,000.00	(equipment)

Date of Completion: One (1) year from the date of this Amendment

Phase 2:	Boca Arena building; 60,000 square feet Required parking, Entrances, exits, Required landscaping

	Value: $4,000.000.00	(Including all fees and costs associates therewith)

	Date of Completion:	Five (5) years from the date of this Amendment

Said improvements shall be of permanent construction affixed to the real estate and shall meet or exceed Lessor’s specifications, local, county, state or federal codes, and FAA requirements, and be consistent with the approved Airport Master Plan.

All improvements of Lessee shall be solely at Lessee’s cost and expense and shall be performed in a good workmanlike manner in accordance with sound construction practices. Lessee shall keep the premises and any improvements free and clear of all

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liens for labor and material, and shall hold Lessor harmless from any liability with respect to Lessee’s work. Lessee shall pay all impact and other governmental fees and charges.

(a)        Lessee agrees to use due diligence to obtain appropriate permits for the construction of the leasehold improvements as soon as possible and to complete the construction of the leasehold improvements of Phase 1 within one year plus a grace period of six (6) months plus extensions for delays per Article V, 1 (e) of the Lease and of Phase 2 within five years of the date of this Amendment. Notwithstanding any provision contained herein, Lessor shall not exercise its remedy of Lease termination in the event Lessee fails to complete construction of the Phase 2 leasehold improvements within five (5) years of the date of this Amendment. Lessor’s sole remedy in such event shall be the declaration of forfeiture of Lessee’s $100,000.00 performance bond described below.

(b)       To secure the full performance by Lessee of the obligations under the Lease, Lessee shall, on or before April 20, 1992, provide and deliver to the Lessor a performance bond (Exhibit “H”) in the amount of  $100,000.00, secured by cash or a letter of credit, approved as to form by Lessor’s Treasurer and attorney. If the security for the bond is a cash deposit, Lessor’s Treasurer shall invest the same in a certificate of deposit for a term of ninety (90) days and shall renew the same each ninety (90) days thereafter, unless a longer term is mutually agreed upon in writing. Upon the cancellation of this Lease under Article I, paragraph C or D, above, or, if not cancelled, upon completion of the leasehold improvements, Lessor shall either endorse and deliver the certificate of deposit with interest to Lessee or cancel and return the letter of credit to Lessee. If Lessee fails to complete the Phase 2 leasehold improvements, described above, within five (5) years from the date of this Amendment, Lessor may declare the bond forfeited whereupon either the certificate of deposit with interest or the funds obtained by calling the letter of credit shall become the sole property of Lessor as liquidated damages in addition to any and all other

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remedies provided to Lessor under the Lease.

(c)        In case of a dispute between the parties as to whether or not the sums set forth in (A)(1), above, have been expended in actual cost of the leasehold improvements or as to whether the improvements have been completed, the dispute shall be referred to the Chief City Engineer of the city of Boca Raton, whose decision as a common law arbitrator will be final and binding upon the parties and upon the courts. If the Chief Engineer of the City is unable or unwilling to serve and the parties are unable to agree on a substitute, the arbitrator shall be a civil engineer or architect appointed by the Mayor of the City of Boca Raton. The costs of arbitration shall be paid one-half by Lessee and one-half by Lessor.

(d)       In order to verify the actual costs of improvements, Lessee shall, upon request of Lessor, at any time, submit to the Lessor or to its designee, certain certified true and correct copies of all construction contracts, invoices, bills, checks, or any other documents requested.

(e)        Any deadlines stated above shall be extended for the length of any delay occasioned by an Act of God, force majeure, union strike affecting contractors or by any act or failure to act on the part of the Lessor or of any other governmental authority beyond the time period stated below. If no time period is stated for an approval or rejection by Lessor or any governmental authority, thirty (30) days shall be deemed the time period allowed for the purpose of this paragraph. In the event any such delays occur, within fifteen (15) days after such delay has ceased, Lessee shall provide written notice to Lessor of the existence and duration of such delay.

2.             The improvements to be constructed shall be consistent with the sketches and site plan (attached as an Exhibit) presented by Lessee to Lessor at Lessor’s public meeting held on April 8, 1992. The Lessee shall submit to Lessor detailed plans and specifications for the proposed leasehold improvements within 120 calendar days of the date of this Amendment. Detailed plans and specifications shall be defined to mean working drawing.

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Lessor agrees that it shall either approve the plans and specifications as submitted or transmit proposed revisions to Lessee within thirty (30) calendar days of receipt of the plans and specifications. In the event Lessor fails to either approve the plans and specifications as submitted or transmit proposed provisions to Lessee within the aforesaid thirty (30) calendar day period, such failure shall be deemed an approval of such plans and specifications as submitted.

3.             After obtaining FAA and Lessor’s approvals, Lessee shall obtain all city approvals in accordance with the Memorandum of Understanding between Lessor and The City, dated September 11, 1984, a copy of which is attached hereto and marked as Exhibit “D”.

4.             In the event the Lessor or other governmental agencies require revisions of plans and specifications, Lessee shall have thirty (30) calendar days from the date of receipt of the proposed revisions to resubmit the plans and specifications for approval. Lessor’s approval of plans and specifications shall not be unreasonably withheld.

5.             Upon receipt of final approval of the plans and specifications by Lessor and other governmental agencies and the issuance of City building permits, Lessee shall cause construction to commence forthwith and to be scheduled for completion set forth in paragraph A.1(a), above.

6.             All contractors having contracts in excess of $10,000.00 relating the leasehold improvements shall be required to provide performance and labor and material payments bonds to be issued by substantial surety companies licensed to do business in Florida and in form, substance and amount subject to approval by Lessor, which shall not be unreasonably withheld. Bonds shall be for the benefit of Lessee and Lessor, shall be delivered to Lessor no less than ten (10) days prior to commencement of construction and shall remain in effect until completion and acceptance of all work and the expiration of the warranty period following acceptance, free and clear of all claims of mechanics, laborers, sub-contactors and materiamen.

B.            It is agreed and understood that all improvements shall automatically revert to Lessor upon the expiration of the initial term of this Lease on May 31, 2041, free and clear of any and all mortgages, liens and encumbrances, subject only to the terms of this Lease. No less than six (6) months prior to the final expiration of the term of this Lease, Lessee shall provide Lessor

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with a Title Insurance Policy insuring the Lessor against loss or damage for liens and encumbrances incurred by Lessee.

C.            No Liens Created.

Each party covenants and agrees that it has no power to incur any indebtedness giving a right to a lien of any kind of character upon the right, title and interest of the other party in and to the property covered by this Lease, and that no person shall ever be entitled to any lien, directly or indirectly derived through or under the other party, or its agents or servants, or on account of any act or omission of said other party, which shall be superior to the lien of this Lease reserved to the Lessor upon the leased Premises. All persons contracting with the Lessee, or furnishing materials or labor to said Lessee, or to its agents or servants, as well as all persons whosoever, shall be bound by this provision of this Lease. Should any such lien be filed, the Lessee shall discharge the same within thirty (30) days thereafter, by paying the same or by filing a bond, or otherwise, as permitted by law. The Lessee shall not be deemed to be the agent of the Lessor, so as to confer upon a laborer bestowing labor upon the leased Premises, or upon a materialman who furnished material incorporated in the construction of improvements upon the leased Premises, a mechanic’s lien upon the Lessor’s estate under the provisions of chapter 713, Florida Statutes, 1969, and subsequent revisions thereof. This provision shall be written into all contracts for construction executed by Lessee.

7.             That Article VI (A), entitled, Rent, is amended to reflect that Lessee shall pay the sum of $62,500.00, representing base ground rent for the period June 12, 1992 through June 11, 1993, on or before April 20, 1992. In addition, on or before June 11, 1992, Lessee shall pay base ground rent for the “option property” in the amount of $3,333.33 per month for the period June 12, 1992 through June 11, 1993. Commencing June 12, 1993 and thereafter, the combined ground rent shall be $205,000.00 per annum, payable in twelve monthly installments of $17,083.34.

8.             That Article VI (A),(l), entitled, Cost of Living Adjustments, is hereby amended to reflect that the combined

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ground rent to be adjusted annually is the total of $205,000.00, which includes $125,000.00 for the original rent amount, together with $80,000.00 in option property rent. The annual adjustments shall not decrease the annual base rent below $205,000.00.

9.             That Article XVIII (P), entitled Miscellaneous Provisions, is amended to reflect that the written evidence of financial ability required to be presented by the Lessee shall be in a form acceptable to the Lessor’s attorney.

10.           That Exhibit A to the Lease, the Airport Layout Plan, is amended to reflect the addition of the “option property”, as depicted in the new Exhibit A, attached hereto and made a part hereof.

11.           That Exhibit B to the Option to Lease, the survey and legal description, is incorporated by reference into Exhibit B of the Lease and Operating Agreement to reflect the addition of the “option property”.

12.           That Exhibit H to the Lease, the Leasehold Performance Bond, is amended to reflect the changed bond provisions, as depicted in the new Exhibit H, attached hereto and made a part hereof.

13.           That Article XVIII (O) is hereby amended to incorporate the alterations set forth in Paragraph 4, above.

14.           That in the event the attorneys fees and costs incurred by the Lessor in connection with this Amendment cause the administrative expenses set forth in the Lease exceed the sum of $10,000.00 previously deposited by Lessee, the Lessee shall

8

reimburse the Lessor said excess, upon receipt of an invoice from the Lessor.

15.           That the remaining terms and conditions set forth in the Lease and Operating Agreement not amended herein shall remain in full force an effect.

16.           That the terms contained herein constitute the full and complete agreement between the parties, and any amendments, alterations or changes hereto shall be valid only if in writing, executed by the parties.

BOCA RATON AIRPORT AUTHORITY

/s/ Robert E. Langavin	By	/s/ [ILLEGIBLE]
SECRETARY	CHAIRMAN
(SEAL)

ATTEST:	LESSEE, BOCA ARENA INC.

/s/ Jolie Mullin	By	/s/ [ILLEGIBLE]
SECRETARY	PRESIDENT
(SEAL)

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Exhibit “B”

Prepared by/Return to:

W. Jeffrey Barnes, Esq.

Kauffman & Schwartz, P.A.

5355 Town Center Road, Suite 301

Boca Raton, Florida 33486

LEASE ASSIGNMENT

THIS LEASE ASSIGNMENT made and entered into this 7th day of April, 1993, by and between BOCA ARENA, INC., a Florida corporation, and BOOMER’s SPORTS & RECREATION CENTER, INC., a Florida corporation (“BOOMERS”).

WHEREAS, BOCA ARENA, INC. is the Lessee of that certain Lease and Operating Agreement between Boca Raton Airport Authority, as Lessor, and BOCA ARENA, INC., as Lessee, dated June, 12, 1991, hereinafter referred to as the “Lease”; and

WHEREAS, there has been executed an Amendment to the Lease dated April 20, 1992 (the “First Amendment”); and

WHEREAS, there has been executed an Amendment to the Lease dated March 17, 1993 (the “Third Amendment”) which canceled and declared null and void and of no further force and effect an Amendment to the Lease dated December 9, 1992 (the “Second Amendment” as referred to in the Third Amendment); and

WHEREAS, BOCA ARENA, INC. wishes to assign all of its right, title and interest in the Lease and the First Amendment and Third Amendment thereto to BOOMERS.

NOW, THEREFORE, in consideration of the covenants contained herein the parties agree as follows:

1.                                       BOCA ARENA, INC. hereby absolutely assigns all of its right, title and interest in the Lease and the First Amendment and the Third Amendment thereto to BOOMERS, which accepts such assignment subject to the terms and conditions set forth in this Assignment.

2.                                       The parties agree and acknowledge that a copy of the Lease and all Amendments thereto which are in force and effect, that being the First Amendment and Third Amendment thereto, are marked as Composite Exhibit “A,” and are attached hereto and made a part hereof. BOCA ARENA, INC. represents and warrants that there are no other amendments to the Lease which are not specifically attached hereto and made a part hereof.

3.                                       BOCA ARENA, INC. represents and warrants that it is vested with an insurable leasehold interest as to the real property the subject of the Lease.

4.                                       The parties acknowledge that this Lease Assignment is specifically contingent upon the written approval of Boca Raton Airport Authority as required by Article XII of the Lease.

5.                                       The parties agree to execute all documents and do all things necessary to obtain any necessary approval of this Assignment from the State of Florida, if such approval is required.

6.                                       The parties hereto agree to execute all documents and do all things necessary to obtain the approval of Boca Raton Airport Authority, Inc. for this Lease Assignment.

7.                                       BOOMERS hereby agrees to make all payments to Boca Raton Airport Authority as required by the Lease, and hereby undertakes all obligations to make payments of all charges to Boca Raton Airport Authority provided in the Lease as amended.

8.                                       The consent by Boca Raton Airport Authority to this Assignment of Lease shall constitute its approval of the assignment

2

of the June 12, 1991 Lease and the First Amendment and Third Amendments thereto to BOOMERS.

9.                                       An additional assignment of the Lease is permitted except reassignment to Boca Arena, Inc. upon the approval of the Airport Authority and in accordance with the existing terms of the Lease.

10.                                 This Agreement may be executed in any number of counterparts, any of which shall be construed and deemed to be an original.

11.                                 This Agreement is the entire agreement between the parties with respect to the subject matter hereof and may not be altered or modified except in writing signed by all parties hereto, and this Agreement supersedes in all respects all prior or contemporaneous written or oral understandings and agreements heretofore existing between the parties hereto.

12.                                 In the event suit is filed to enforce any party’s rights concerning this Agreement or matters referred to herein, such suit shall be filed in a court having appropriate jurisdiction in Palm Beach County, Florida, and the prevailing party shall be entitled to receive its reasonable attorney’s fees and costs of suit.

13.                                 All parties signatory hereto represent and warrant that they have executed this Agreement of their own free will and volition, and that they were not under any duress or coercion to do so.

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14.                                 All signatories hereto represent and warrant that they have executed this Agreement with the advice and benefit of counsel, or that they have voluntarily declined same.

15.                                 This Agreement shall be governed in all respects by the laws of the State of Florida.

IN WITNESS WHEREOF, the parties hereto have entered into this Assignment the day and year first above written.

Witnesses:		BOCA ARENA, INC.

/s/ [ILLEGIBLE]		By:	/s/ Robert T. Mullin
/s/ [ILLEGIBLE]		Robert T. Mullin, President

Attest:

		By:	/s/ Jolie Mullin
/s/ [ILLEGIBLE]			Jolie Mullin
Secretary
STATE OF FLORIDA	)
) ss:
COUNTY OF PALM BEACH	)

BEFORE ME, personally appeared Robert T. Mullin, who after being first duly sworn, affixed his hand and seal to this instrument which was acknowledged before me this 7th day of April, 1993, by Robert T. Mullin, who is:

☒         (a) Personally known to me; or

☐         (b) Who has produced:

(type of identification)

and who (did/~~did-not~~) take an oath.

[SEAL]	/s/ Nina B. Michael
, Notary Public
State of Florida
Commission No.:
* * * * * *
BOOMER’S SPORTS & RECREATION
CENTER, INC.

/s/ [ILLEGIBLE]	By:	/s/ Percy J. Orthwein
[ILLEGIBLE]		Percy J. Orthwein

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/s/ [ILLEGIBLE]		President

Attest:

	By:	/s/ Joseph Ballarini
Secretary

STATE OF FLORIDA	)
) ss:
COUNTY OF PALM BEACH	)

BEFORE ME, personally appeared Percy J. Orthwein, who after being first duly sworn, affixed his hand and seal to this instrument which was acknowledged before me this 7th day of April, 1993, by                                              , who is:

☐      (a) Personally known to me; or

☒      (b) Who has produced: Drivers License

(type of identification)

and who (did/~~did-not~~) take an oath.

[SEAL]	/s/ Nina B. Michael
, Notary Public
State of Florida
Commission No.:

APPROVED BY:  BOCA RATON AIRPORT AUTHORITY

By:	/s/ George W. Blank
Chairman
Attest:	/s/ Robert E. Langavin
Secretary
Dated:	April 7, 93

STATE OF FLORIDA	)
) ss:
COUNTY OF PALM BEACH	)

BEFORE ME, personally appeared George W. Blank, who after being first duly sworn, affixed his hand and seal to this instrument which was acknowledged before me this 7th day of April, 1993, by                                          , who is :

☒         (a) Personally known to me; or

☐         (b) Who has produced:

(type of identification)

and who (did/did-not) take an oath.

/s/ Nina B. Michael
, Notary Public
State of Florida
Commission No.:

[SEAL]

5

Prepared By and Return To:

JAMES J. WHEELER, ESQ.

BROAD AND CASSEL

7777 Glades Road, Suite 300

Boca Raton, FL  33434

MEMORANDUM OF LEASE

This Memorandum of Lease is entered into by and between Boca Raton Airport Authority (the “Authority”) and Boomer’s Sports & Recreation Center, Inc., a Florida corporation (“Boomer’s”).

The Authority entered into that certain Lease and Operating Agreement for Boca Raton Airport dated June 12, 1991 (the “Lease”), with Boca Arena, Inc., a Florida corporation (“Boca Arena”). The Lease has been amended by the First, Third and Fourth Amendments thereto. The Second Amendment has been canceled, declared null and void and of no further force and effect. Boca Arena has assigned the Lease to Boomer’s by Lease Assignment dated April 7, 1993. The Lease encumbers the property attached hereto as Exhibit “A”. The Termination Date of the Lease is May 31, 2041.

BOCA RATON AIRPORT AUTHORITY

/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]

/s/ Nina B. Michael		By:	/s/ George W. Blank, Chairman
Name:	Nina B. Michael
		Date:	05/20/93

BOOMER’S SPORTS & RECREATION CENTER,
INC.

/s/ Janine M. Laduke
Name:	Janine M. Laduke

/s/ Nancy E. Preece		By:	/s/ Percy J. Orthwein, II
Name:	Nancy E. Preece		Percy J. Orthwein, II, President

		Date:	June 11, 1993

[Acknowledgments on Next Page]

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 20th day of May, 1993, by George W. Blank, as Chairman of the Boca Raton Airport Authority, who is personally known to me or who has produced a Florida driver’s license as identification and who did not take an oath.

[SEAL]	/s/ Nina B. Michael
Notary Public
	Name:	Nina B. Michael
	Commission Expires:	01/14/96
	Serial Number:	CC 174163

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 11th day of June, 1993, by Percy J. Orthwein, II as President of Boomer’s Sports & Recreation Center, Inc., who is personally known to me or who has produced a Florida driver’s license as identification and who did not take an oath.

[SEAL]	/s/ Janine M. Laduke
Notary Public
	Name:	Janine M. Laduke
	Commission Expires:	10/2/95
	Serial Number:	CC 149171

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THIRD AMENDMENT TO LEASE AND OPERATING AGREEMENT

(BOCA ARENA/BOCA SPORTSPLEX)

THIS AMENDMENT dated 17 day of March, 1993 to Lease and Operating Agreement dated June 12, 1991 is entered into by and between the BOCA RATON AIRPORT AUTHORITY (hereinafter “Lessor”) and BOCA ARENA, INC. (hereinafter “Lessee”).

WHEREAS, the parties entered into a Lease and Operating Agreement dated June 12, 1991 (hereinafter the “Lease”) and an Amendment executed on or about April 20, 1992 (hereinafter the “First Amendment”) and Lessee’s assignee Boca Sportsplex, Inc. entered into a Second Amendment to Lease and Operating Agreement dated December 9, 1992 (hereinafter the “Second Amendment”); and

WHEREAS, the Lessee assigned all of its right, title and interest in the Lease to Boca Sportsplex, Inc. by Lease Assignment dated April 20, 1992 which was revoked by the assignee on January 19, 1993; and

WHEREAS, Lessor notified Lessee on February 24, 1993 that Lessee was in default of certain provisions of the Lease and was given thirty (30) days to cure and remedy its defaults; and

WHEREAS, the parties wish to proceed with the project and compromise and settle any existing disputes between them.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED IN THIS AMENDMENT, the parties agree as follows:

1.                    The Second Amendment is hereby cancelled, declared null and void and of no further force and effect.

2.                    In respect to the insurance requirements contained in the Lease at Article VIII, B(3) - Public Premises and Automobile Liability Insurance Minimums, Lessee agrees at all times during the term of the Lease and any extension or renewal thereof to provide combined single limit coverage for personal injury and property damage in the minimum amount of $2,000,000 per occurrence.

3.                    In respect to street lighting, Lessee agrees to reimburse the Lessor for the cost of providing street lighting along Airport Road adjacent to Lessee’s leasehold.

4.                    Lessee agrees on or before March 17, 1993 to deposit with Lessor’s Treasurer the sum of $125,000 cash to be used for the following purposes:

(a)                                             Construction of a blast wall (engineering estimated cost $73,153);

(b)                                            Construction of a fence (engineering estimated cost $8,505);

(c)                                             Construction of the water retention control structure (Authority’s estimated cost $25,000);

(d)                                            Excavate and grade additional water retention/detention capacity within the airport water retention/detention system adequate to accommodate Lessee’s development. (Engineering estimated cost $60,000).

It is understood that there will be no refund or additional charge for the above items regardless of the actual final cost. However, if the Lessor terminates the Lease before it is obligated under contract to go ahead with construction of the blast wall it shall refund $73,153 to the Lessee.

5.                                             On or before March 17, 1993, Lessee will pay Lessor the outstanding invoice for administrative expenses in the amount of $7,609.33. In the event administrative costs incurred by the Lessor in connection with the Lease and Amendments and the undertakings herein cause the administrative expenses to exceed the present total invoice which is $17,609.33 (less the $10,000 deposit previously paid), the Lessee agrees to reimburse the Lessor said excess upon receipt of an invoice from the Lessor therefor. The Lessor will not invoice any additional charges for administrative expenses incurred prior to January 19, 1993 and it is agreed that the charges from that date to the date hereof amount to the sum of $2,000.00.

6.                                             On or before March 17, 1993 Lessee will comply with Article XII.A of the Lease including providing a current Exhibit “E” and a copy of the stock purchase or other agreement relating to Mr. Ballarini and other shareholders and their curricula vitae.

7.                                             A copy of the current site plan of the proposed improvements is attached hereto, made part hereof and marked “Amendment Three Exhibit A”.

8.                                             On or before April 10, 1993, Lessee will submit written evidence satisfactory to the Authority that mortgage commitments and/or letters of credit have been issued by responsible financial institutions in the amount of $2,400,000 to finance the construction of all the Phase 1 improvements upon the premises. *Upon application to the city for a building permit for construction of the Phase 2 improvements, Lessee will submit written evidence satisfactory to the Authority that mortgage commitments and/or letters of credit have been issued by responsible financial institutions in the amount of $4,000,000* to finance the construction of the Phase 2 improvements upon the premises. In each case such written evidence shall be in a form acceptable to Lessor’s attorney, or collateralized personal guarantees.

9.                                             On or before June 10, 1993, Lessee shall submit to Lessor detailed plans and specifications, i.e., working drawings, for the proposed Phase 1 leasehold improvements. If, on or before October 20, 1993, Lessee shall have broken ground for the construction of Phase 1 improvements pursuant to all necessary building permits, Lessor shall not exercise its remedy of Lease termination. However, Lessor reserves its rights under the Leasehold Improvements Bond dated April 20, 1992 and the Letter of Credit dated May 6, 1992 securing the same.

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10.                                        In the event of default by Lessee in the undertakings set forth in paragraphs 1 through 9 hereof, Lessee waives the provision of Article XV 3(a) which gives the Lessee thirty (30) days to cure after notice and agrees that it will be obliged to cure within ten (10) days after notice only as to items “1” through “9” hereof.

11.                                        In consideration of the prompt performance by Lessee of the foregoing undertakings, Lessor agrees to provide offsite water retention/detention for the leasehold improvements on the leased premises. Lessee agrees to cooperate as co-permittee on the airport’s storm water discharge permit as it relates to the Lessee’s premises including liability therefor and Lessee agrees to cure any violation of the permit originating on its leasehold immediately upon receipt of notice of such violation.

12.                                        In the event Lessee disputes any amounts invoiced by Lessor pursuant to paragraph 5 for charges incurred after the date hereof, Lessee shall pay the same with a written notice to Lessor specifying the charge protested and if the parties are unable to resolve the dispute, Lessee may file in arbitration for a refund pursuant to Article XVI of the Lease.

13.                                        The terms and conditions set forth in the Lease, the First Amendment and this Amendment which have not been amended herein shall remain in force and effect. Time is of the essence of this agreement.

14.                                        The terms contained herein constitute the full and complete agreement between the parties and any amendments, alterations, or changes hereto shall be valid only if in writing executed by the parties.

IN WITNESS WHEREOF, the parties have caused their respective officers to execute this Amendment on the day and date first above written whereupon the notice of default issued on February 24, 1993 shall be deemed withdrawn and of no further effect.

ATTEST:	BOCA RATON AIRPORT AUTHORITY
LESSOR

/s/ Robert E. Langavin	/s/ George W. Blank
Secretary	Chairman
(seal)
BOCA ARENA, INC, LESSEE

/s/ Jolie Mullin	/s/ [ILLEGIBLE]
Secretary	President

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FOURTH AMENDMENT TO LEASE AND OPERATING AGREEMENT/

BOOMER’S SPORTS AND RECREATION, CENTER, INC. WITHOUT COLLATERAL

AND WITHOUT PERFORMANCE BONDS

THIS AMENDMENT dated the 21st day of April, 1993 to Lease and Operating Agreement dated June 12, 1991 between the BOCA RATON AIRPORT AUTHORITY (hereinafter “Lessor”) and BOOMER’S SPORTS AND RECREATION CENTER, INC. (hereinafter “Lessee”).

WHEREAS, Lessor approved the assignment of the Lease and Operating Agreement dated June 12, 1991 (hereinafter “the Lease”), as amended, from Boca Arena, Inc. to Lessee on April 7, 1993, and

WHEREAS, the Third Amendment to the Lease provided that on or before March 17, 1993, Lessee would submit written evidence satisfactory to the Authority that mortgage commitments and/or letters of credit have been issued by responsible financial institutions in the amount of $2,400,000 to finance the construction of all the Phase One improvements upon the premises or would submit collateralized personal guarantees; and

WHEREAS, in consideration of certain contributions of capital to be paid by Lessee to Lessor for infrastructure improvements, Lessor has agreed to waive several Lease requirements;

WHEREAS, the parties have agreed upon a form of a personal guarantee and other provisions concerning the same which they wish to incorporate in this Amendment.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED IN THIS AMENDMENT, the parties agree as follows:

1.                                         The principals of Lessee agree to execute and Lessor agrees to accept the form of Irrevocable Personal Guaranty of Completion of Construction of Phase One, without collateral (Personal “Guaranty”), a copy of which is attached hereto and marked Exhibit “A”, which calls for P.J. Orthwein, James B. Orthwein and Joseph Ballarini to guarantee $800,000.00 each.

2.                                          In respect to Phase I improvements, Lessor waives the requirement contained in Article V, A, subparagraph 6 of the Lease, namely that all contractors shall be required to provide performance and labor and materials bonds (“performance bonds”). Lessor has granted this waiver at Lessee’s request because the principals have personally guaranteed the completion of construction of Phase I as set forth in paragraph 1. This waiver, however, shall not apply to Phase II of the Leasehold Improvements.

3.                                            In consideration of Lessor’s waiver of collateral to secure the Personal Guarantee which was called for in the Third Amendment, waiver of joint and several personal guarantees and waiver of performance bonds, Lessee agrees to pay Lessor upon execution of this Amendment the sum of $25,000.00 as additional contribution to funding for the water retention/detention project described in paragraph 4(d) of the Third Amendment. The total contribution by Lessee of $150,000.00 in lieu of the $125,000.00 set forth in paragraph 4 of the Third Amendment.

4.                                            The Lessee shall have until June 6, 1993 to conduct a level one environmental audit of the leasehold at its expense and shall report the results to the Lessor.  If such environmental audit shows the site to be unfeasible for the Lessee’s project, Lessee may cancel the Lease by delivering written notice to Lessor on or before June 10, 1993, whereupon there shall be no further liability to either party and such cancellation shall be Lessee’s sole remedy.

5.                                          Notwithstanding any other provision in the Personal Guaranty, the Lessor may enforce the same only upon Lessee’s default under the Lease and after the expiration of all cure periods applicable thereto. The parties acknowledge that the following deadlines are set forth in the Lease:

(i) On or before June 10, 1993, Lessee shall submit to the Lessor detailed plans and specifications for the project,

(ii) Construction must commence on or before October 20, 1993, meaning that all required building permits have been issued by the appropriate governmental authorities and groundbreaking for footers and foundation has commenced; and

(iii) Construction must be completed in accordance with Article V.l(a).

Lessee and Lessor acknowledge that these deadlines shall be extended for the length of any delay occasioned by an act of God, force majeure, union strike affecting contractors or by any act or failure to act on the part of the Lessor or any governmental authority beyond the time period stated in the Lease as amended. If no time period is stated for an approval or rejection by Lessor, then thirty (30) days shall be deemed the time period allowed for the purpose of this provision. In the event any such delay occurs, the time period shall not be extended unless within fifteen (15) days after such delay has ceased, Lessee shall provide written notice to the Lessor of the existence and duration of such delay. In the event Lessee terminates the Lease pursuant to paragraph 4 above or in the event the Lessor terminates the Lease prior to the commencement of construction of the Leaseholds Improvements, and all cure periods have expired, then the Personal Guaranty shall be null and void for the purpose of this Agreement.

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6.                                            This Agreement shall be governed by and construed under the laws of the State of Florida.

7.                                            The Legal description for the Phase I and Phase II property to the Lease as amended is confirmed by both parties and is attached as Exhibit “B” hereto.

8.                                             Except as amended in the Fourth Amendment, the Lease and Amendments One and Three thereto are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their respective officers to execute this Amendment on the day and date first above written.

ATTEST:	BOCA RATON AIRPORT AUTHORITY
LESSOR

/s/ Robert E. Langavin	/s/ George W. Blank
Secretary	Chairman

BOOMER’S SPORTS AND RECREATION
CENTER, INC.

/s/ Joseph Ballarini	/s/ Percy J. Orthwein II
Secretary	President

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IRREVOCABLE PERSONAL GUARANTY OF

COMPLETION OF CONSTRUCTION OF PHASE ONE

In consideration of the approval by Lessor of the Assignment to Boomer’s Sports and Recreation Center, Inc. (“Boomer’s”) of the Lease and Operating Agreement and Amendments (“the Lease”) between Boca Raton Airport Authority, Lessor and Boca Arena, Inc., Lessee, and for other good and valuable consideration, the undersigned principals of Boomer’s (hereinafter “the Lessee”) hereby each personally guarantees to the percentages of $2,400,000.00 shown next to each signature, that the Lessee will commence, complete and pay in full for the construction of the Leasehold Improvements designated as Phase One in the April 20, 1992 Amendment (First Amendment) to the Lease, in accordance with all the conditions and provisions of the Lease, and to this end the undersigned pledge, their personal finances and assets and hereby waive the right to require the Lessor to proceed against the Lessee or to pursue any other remedy the Lessor may have and agree that the Lessor may proceed against the undersigned directly and independently of the Lessee and that cessation of liability of the Lessee for any reason other than full performance or any impairment of the Lessor’s remedies or rights against the Lessee because of bankruptcy or otherwise shall not in any way affect the liability of the undersigned hereunder. The undersigned hereby waive the right to trial by jury if there is litigation pursuant to this guarantee and if Lessor incurs costs and/or attorney’s fees (including those on appeal) in connection with this guarantee, the undersigned agree to promptly reimburse Lessor therefor. Jurisdiction and venue of any legal action shall be in Palm Beach County, Florida. Jurisdiction and venue of any legal action shall be in Palm Beach County, Florida. This guarantee will continue and be irrevocable until the issuance of a certificate of occupancy for all the leasehold improvements designated as Phase One in the First Amendment and thereafter until all fees, costs, and expenses in connection therewith have been paid in full and until any litigation in connection with the construction or with this guarantee has been totally concluded, settled and terminated.

IN WITNESS whereof and intending to be legally bound hereby, the undersigned have set their hands and seals this 23rd day of April, 1993.

Guarantors:

/s/ James B. Orthwein, Jr. 33 1/3%	(Seal)	/s/ Percy J. Orthwein 33 1/3%	(Seal)
JAMES B. ORTHWEIN, Jr.		PERCY J. ORTHWEIN, II

/s/ Joseph Ballarini. 33 1/3%	(Seal)
Joseph Ballarini

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 23rd day of April, 1993 by James B. Orthwein, Jr. Percy J. Orthwein, II and Joseph Ballarini, who are personally known to me and who (did not) take an oath.

/s/ Trudy A. Nadreau
Notary public, TRUDY A. NADREAU
State of Florida

[SEAL]

EXHIBIT “A”

EXHIBIT “B”

A portion of Section 13, Township 47 South, Range 42 East, Palm Beach County, Florida, being more particularly described as follows:

Commencing at the Point of Intersection of a line parallel with and 300.00 feet Southeast of, as measured at right angles to, the Southeast right-of-way line of the Seaboard Airline Railroad with the West line of Section 7, Township 47 South, Range 43 East, said point board N 00 ° 59’ 39” W, a distance of 2171.45 feet from the southwest corner of said Section 7, said point being further described as the Point of Intersection of the Southeasterly limited [ILLEGIBLE] Right-of-Way line of R-95, as shown on State Road Department Right-of-Way Map, (Job No. 93220-2411, sheet 12a, dated 2/16/71, revised last, 8/7/72) and the Southerly right-of-way line of N.W. 40th Street (as shown on aforementioned map) with the West line of said section 7; thence S 44° 41’ 19” W, along a line parallel with and 300.00 feet Southeasterly of, as measured at right angles to, the said Southeasterly right-of-way line of the Seaboard Airline Railroad, a distance of 3376.00 feet; thence S 45° 18’ 42” E along the Northeasterly right-of-way line of Airport Road, as shown on Road Plat Book 6, Pages [ILLEGIBLE] 77, of the Public Records of Palm Beach County, Florida, a distance of 100.00 feet, thence N 44° 41’ 19” E, a distance of 70.05 feet; thence S 45° 18’ 41” S, a distance of 60.00 feet; thence S 44° 41’ 19” W a distance of 76.05 feet to the point of curvature of a circular curve to the left; thence Westerly and Southerly along the arc of said curve, having a radius of 6419.58 feet, through a central angle of 15° 39’ 66” an arc distance of 1575.07 feet to the POINT OF BEGINNING; thence S 64° 20’ 47” E a distance of 176.02 feet; thence S [ILLEGIBLE] a distance of 75.16 feet; thence N 28° 39’ 15” W a distance of 09.67 feet; thence S 46° 40’ 10” E a distance of 293.00 feet; thence S 44° 19’ 42” W a distance of 195.50 feet; thence S 89° 19’ 42” W a distance of 101.02 feet; thence S 44° 19’ 42” W a distance of 557.32 feet; thence N 37° 08’ 27” W a distance of 23.48 feet to the Point of Curvature of a curve concave to the Northeast, having a radius of 132.67 feet and a central angle of 53° 56’ 43”; thence Westerly and Northerly along the arc of said curve a distance of 124.91 feet; thence N 73° 11’ 44” W distance of 25.00 feet to a point of intersection with the Easterly Right-of-Way line of the road shown on Road Plat Book 6, Pages 76 and 77 of the Public Records of Palm Beach County, Florida; said point being on the arc of a curve concave to the East, having a radius of 3947.20 feet; to which point of intersection a radial line board N 73° 11’ 44” W; thence Northerly along the arc of said curve and through a central angle of 06° 09’ 17” a distance of 424.02 feet to a point of compound curvature with a curve concave to the East, having a radius of [ILLEGIBLE] feet; thence continue Northerly along the arc of said curve and through a central angle of 05° 04’ 40” a distance of 400.50 feet to the POINT OF BEGINNING; the last two courses being coincident with said [ILLEGIBLE] road Right-of-Way line.

Said lands situate, lying and being in Palm Beach County Florida.

A portion of Section 13, Township 47 South, Range 42 East, Palm Beach County, Florida, being more particularly described as follows:

Commencing at the Point of Intersection of a line parallel with and 300.00 feet Southeast of, as measured at right angles to, Southeast right-of-way line of the Seaboard Airline Railroad with the West line of Section 7, Township 47 South, Range 43 East, said point being N 00° 89’ 39” W, a distance of 2171.45 feet from the Southwest corner of said Section 7, said point being further described as the Point of Intersection of the Southeasterly limited [ILLEGIBLE] Right-of-Way line of I-95, as shown on State Road Department Right-of-Way Map, (Job No. 93220-2411, sheet [ILLEGIBLE] dated 2/15/71, revised list, 8/7/72) and the Southerly right-of-way line of N.W. 40th Street (as shown on aforementioned map) with the West line of said Section 7; thence S 44° 41’ 19” W, along a line parallel with and 300.00 feet Southeasterly of, as measured at right angles to, the said Southeasterly right-of-way line of the Seaboard Airline Railroad, a distance of 3376.00 feet; thence S 45° 18’ 41” E along the Northeasterly right-of-way line of Airport Road, as shown on Road Plat Book 6, Pages 76 and 77, of the Public Records of Palm Beach County, Florida, a distance of 100.00 feet; thence N 44° 41. 19” E, a distance of 76.85 feet; thence S 45° 18’ 41” E, a distance of 60.00 feet; thence S 44° 41’ 19” W a distance of 76.00 feet to the Point of curvature of a curve concave to the Southeast; thence Westerly and Southerly along the arc of said curve, having a radius of 6419.68 feet, through a central angle of S 14° 57’ 27” a distance of 1414.81 feet to the POINT OF BEGINNING; thence S 64° 20’ 47” E a distance of 199.54 feet; thence S 45° 40’ 10” [ILLEGIBLE] a distance of 425.37 feet; thence S 44° 19’ 42” W a distance of 471.12 feet; thence S 89” 19’ 42” W a distance of 28.28 feet; thence N 44° 19’ 42” E a distance of 195.50 feet; thence N 45° 40’ 18” W a distance of 293.00 feet; thence N 25° 39’13” E a distance of 88.67 feet; thence N 05° 18’ 37” W a distance of 75.15 feet; thence N 64° 20’ 47” W a distance of 175.02 feet to an intersection with a non-tangent curve concave to the Southeast, whose radius bears S 61° 57’ 47” E from that point; thence Northeasterly along the arc of said curve and along the Easterly right-of-way of the road shown on Road Plat Book 6, Pages 76 and 77 of the Public Records of Palm Beach County, Florida, through a central angle of 01° 41’ 39” a distance of 160.26 feet to the POINT OF BEGINNING.

Said lands situate, lying and being in Palm Beach County Florida.

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Exhibit “B”

Prepared by/Return to:

W. Jeffrey Barnes, Esq.

Kauffaan & Schwartz, P.A.

5355 Town Center Road, Suite 301

Boca Raton, Florida 33466

LEASE ASSIGNMENT

THIS LEASE ASSIGNMENT made and entered into this 7th day of April, 1993, by and between BOCA ARENA, INC., a Florida corporation, and BOOMER’s SPORTS & RECREATION CENTER, INC., a Florida corporation (“BOOMERS”).

WHEREAS, BOCA ARENA, INC. is the Lessee of that certain Lease and Operating Agreement between Boca Raton Airport Authority, as Lessor, and BOCA ARENA, INC., as Lessee, dated June 12, 1991, hereinafter referred to as the “Lease”; and

WHEREAS, there has been executed an Amendment to the Lease dated April 20, 1992 (the “First Amendment”); and

WHEREAS, there has been executed an Amendment to the Lease dated March 17, 1993 (the “Third Amendment”) which canceled and declared null and void and of no further force and effect an Amendment to the Lease dated December 9, 1992 (the “Second Amendment” as referred to in the Third Amendment); and

WHEREAS, BOCA ARENA, INC. wishes to assign all of its right, title and interest in the Lease and the First Amendment and Third Amendment thereto to BOOMERS.

NOW, THEREFORE, in consideration of the covenants contained herein the parties agree as follows:

1.                                       BOCA ARENA, INC. hereby absolutely assigns all of its right, title and interest in the Lease and the First Amendment and the Third Amendment thereto to BOOMERS, which accepts such assignment subject to the terms and conditions set forth in this Assignment.

2.                                       The parties agree and acknowledge that a copy of the Lease and all Amendments thereto which are in force and effect, that being the First Amendment and Third Amendment thereto, are marked as Composite Exhibit “A,” and are attached hereto and made a part hereof. BOCA ARENA, INC. represents and warrants that there are no other amendments to the Lease which are not specifically attached hereto and made a part hereof.

3.                                       BOCA ARENA, INC. represents and warrants that it is vested with an insurable leasehold interest as to the real property the subject of the Lease.

4.                                       The parties acknowledge that this Lease Assignment is specifically contingent upon the written approval of Boca Raton Airport Authority as required by Article XII of the Lease.

5.                                       The parties agree to execute all documents and do all things necessary to obtain any necessary approval of this Assignment from the State of Florida, if such approval is required.

6.                                       The parties hereto agree to execute all documents and do all things necessary to obtain the approval of Boca Raton Airport Authority, Inc. for this Lease Assignment.

7.                                       BOOMERS hereby agrees to make all payments to Boca Raton Airport Authority as required by the Lease, and hereby undertakes all obligations to make payments of all charges to Boca Raton Airport Authority provided in the Lease as amended.

8.                                       The consent by Boca Raton Airport Authority to this Assignment of Lease shall constitute its approval of the assignment of the June 12, 1991 Lease and the First Amendment and Third Amendments thereto to BOOMERS.

9.                                       An additional assignment of the Lease is permitted upon the approval of the Airport Authority and in accordance with the existing terms of the Lease.

10.                                 This Agreement may be executed in any number of counterparts, any of which shall be construed and deemed to be an original.

11.                                 This Agreement is the entire agreement between the parties with respect to the subject matter hereof and may not be altered or modified except in writing signed by all parties hereto, and this Agreement supersedes in all respects all prior or contemporaneous written or oral understandings and agreements heretofore existing between the parties hereto.

12.                                 In the event suit is filed to enforce any party’s rights concerning this Agreement or matters referred to herein, such suit shall be filed in a court having appropriate jurisdiction in Palm Beach County, Florida, and the prevailing party shall be entitled to receive its reasonable attorney’s fees and costs of suit.

13.                                 All parties signatory hereto represent and warrant that they have executed this Agreement of their own free will and volition, and that they were not under any duress or coercion to do so.

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14.               All signatories hereto represent and warrant that they have executed this Agreement with the advice and benefit of counsel, or that they have voluntarily declined same.

15.               This Agreement shall be governed in all respects by the laws of the State of Florida.

IN WITNESS WHEREOF, the parties hereto have entered into this Assignment, the day and year first above written.

Witnesses		BOCA ARENA, INC.

[ILLEGIBLE]		By:	/s/ Robert T. Mullin
[ILLEGIBLE]		Robert T. Mullin, President
Attest:

		By:	/s/ Jolie Mullin
/s/ [ILLEGIBLE]			Jolie Mullin
Secretary
STATE OF FLORIDA	)
)
COUNTY OF PALM BEACH	) ss:

BEFORE ME, personally appeared Robert T. Mullin, who after being first duly sworn, affixed his hand and seal to this instrument which was acknowledged before me this 7th day of April, 1993, by Robert T. Mullin, who is:

☒         (a) Personally known to me: or

☐         (b) Who has produced:

(type of identification)

and who (did/~~did-not~~) take an oath.

[SEAL]	/s/ Nina B. Michael
, Notary Public
State of Florida
Commission No. :

*  *  *  *  *  *  *  *

BOOMER’S SPORTS & RECREATION CENTER, INC.

/s/ [ILLEGIBLE]	By:	Percy J. Orthwein
/s/ [ILLEGIBLE]		PERCY J. ORTHWEIN

4

President
/s/ [ILLEGIBLE]
Attest:

		By:	/s/ Joseph Ballarini
Secretary
STATE OF FLORIDA	)
) ss:
COUNTY OF PALM BEACH	)

BEFORE ME, personally appeared Percy J. Orthwein, who after being first duly sworn, affixed his hand and seal to this instrument which was acknowledged before me this 7th day of April, 1993, by                                      , who is:

☐         (a) Personally known to me: or

☒         (b) Who has produced: Drivers License

(type of identification)

and who (did/~~did not~~) take an oath.

[SEAL]	/s/ Nina B. Michael
, Notary Public
State of Florida
Commission No. :

APPROVED BY: BOCA RATON AIRPORT AUTHORITY

By:	/s/ George W. Blank
Chairman
Attest:	Robert E. Langerin
Secretary
Dated:	April 7, 93

STATE OF FLORIDA		)
) ss:
COUNTY OF PALM BEACH		)

BEFORE ME, personally appeared George W. Blank, who after being first duly sworn, affixed his hand and seal to this instrument which was acknowledged before me this 7th day of April, 1993, by                               , who is:

☒                (a) Personally known to me; or

☐                (b) Who has produced:

(type of identification)

and who (did/did not) take an oath.

Nina B. Michael
, Notary Public
State of Florida
Commission No. :
[SEAL]

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FIFTH AMENDMENT TO LEASE AND OPERATING AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AND, OPERATING AGREEMENT (the “Amendment”) is entered into this 22nd day of APRIL    , 1994 (the “Effective Date”), by and between BOCA RATON AIRPORT AUTHORITY (“Lessor”) and BOOMER’S SPORTS AND RECREATION CENTER, INC., a Florida corporation doing business as Boomer’s Family Recreation Center (“Lessee”).

BACKGROUND:

For the purposes of this Amendment, the capitalized terms herein shall have the same meaning as the defined terms in the Lease and Operating Agreement, unless otherwise defined herein.

Boca Arena, Inc., as lessee, entered into that certain Lease and Operating Agreement with Lessor for the Premises, which Lease was dated June 12, 1991. The Lease and operating Agreement was amended by an Amendment, Second Amendment, Third Amendment and Fourth Amendment, and was assigned by Boca Arena, Inc. to Lessee. The Lease and Operating Agreement, as amended and assigned, is hereinafter referred to as the “Lease”.

Lessor and Lessee desire to amend the Lease in order to (i) update certain provisions of the Lease, (ii) include additional land as part of the Premises and (iii) revise the rent payment provision.

AGREEMENT:

NOW THEREFORE, in consideration of the covenants, mutual promises and agreements set forth herein, and in consideration of $10.00 and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree as follows:

1.             Additional Land. The Premises is amended to include the land described in the sketch attached hereto as Exhibit “A”, consisting of approximately 2.7 acres, and hereinafter referred to as the “Additional Land”. The exact legal description of the Additional Land has not been determined. At such time as the exact legal description of the Additional Land is determined by a survey, a copy of the survey and exact legal description will be attached hereto, made a part hereof and marked with the appropriate exhibit letters.

2.             Payment. As additional consideration for the amendments to the Lease provided herein, within thirty (30) days from the date hereof, Lessee shall pay to Lessor $100,000.00, which will include reimbursement for all Lessor’s expenses for survey, engineering, legal, administrative and professional services in connection with the negotiation, drafting and completion of this Amendment.

3.             Rent. Article VI, A is amended in its entirety to read as follows:

“Rent” shall be paid by Lessee to Lessor as follows:

1.             Lease term through May 31, 1996. With respect to the Premises, inclusive of the Additional Land, for that portion of the Lease term through May 31, 1996, Rent in the amount of $20,500.00 per acre per annum shall be due and payable.

2.             Lease term from June 1, 1996 through the end of the Lease. As of June 1, 1996, Rent will be increased for the Premises, inclusive of the Additional Land, by the cumulative CPI-U from June 1991 to June 1996, provided that the CPI-U increase from June 1994 to June 1996 will not exceed 125% per annum of the average annual CPI-U increase from June 1991 to June 1994 (i.e, if the CPI-U increased an average of 3% per year from 1991 to 1994, the increase for 1995 and 1996 would not exceed 3.75% per annum). The Rent, as adjusted by the CPI-U increase in June 1996, will remain in effect for the ensuing five (5) years, that is, there will be no annual increase as provided in the Lease until June 1, 2001, when an adjustment for the CPI-U change for the previous five (5) year-period shall be made and the annual CPI-U increase will resume unless Lessee elects the percentage of sales method (the “Percentage of Sales Method”), as hereinafter provided. On the first day of any quarter during the period from June 1996 until June 2001, Lessee shall have the option, by giving one month’s written notice to Lessor (including, for the prior twelve (12) months’ gross revenues, a detailed summary statement in accordance with subparagraph b. below which will be supplemented subsequently by an audited statement in accordance with subparagraph c. below when any necessary adjustment to the percentage will be made retroactive to the commencement of the Percentage of Sales Method), to elect the Percentage of Sales Method for Rent in lieu of acreage rent with an annual CPI-U increase, meaning that the annual Rent then being paid on the Premises will be divided by the annual gross revenues on the Premises for the previous twelve months and the percentage derived will be applied to gross revenues thereafter as the rental rate. For example, if gross annual rents in 1998 were $250,000 and gross revenues for the prior year were $10,000,000, the Rent thereafter would be 2.5% of future gross revenues.

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In the event Lessee elects the Percentage of Sales Method as provided herein, the following provisions shall apply:

a.             Minimum Rent plus applicable sales taxes shall be paid on or before the tenth day of each month for the prior month.

b.             Lessee shall deliver to Lessor, concurrently with the Rent payment due on the first day of each quarter, a detailed summary statement, signed by an authorized representative of the Lessee, of gross revenues for the immediately preceding quarter. In addition, Lessee shall include a copy of the sales tax returns for that quarter. The summary statements shall be in such form and contain such information as shall be reasonably determined from time to time by the Lessor.

c.             Within 120 days of the end of each Lease year or such other financial year as may be mutually agreed between the parties, during the term of this Lease or any renewal hereof, Lessee shall cause to be delivered to Lessor a schedule of gross revenues and Percentage Rent applicable thereto, prepared in accordance with generally accepted accounting standards accompanied by an opinion of an independent certified public accountant, which statement shall set forth gross revenues from the previous year’s sales authorized under this Lease and including a copy of all sales tax returns for that period. The aforesaid statement shall be accompanied by the opinion of such independent certified public accountant in accordance with the provisions of Statement of Auditing Standards No. 14, Special Reports, as promulgated by the AICPA, in substantially the following form:

“We have examined the statement of gross revenues of Boomer’s Sports and Recreation center, Inc. at its operations at Boca Raton Airport, for the year ended             , 19   . Our examination was made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as we consider necessary in the circumstances. In our opinion, the statement of gross revenues presents fairly the gross revenues of Boomer’s Sports and Recreation Center, Inc. for the year ended             , 19       on the basis specified in this Lease and Operating Agreement.”

d.             If any quarterly or annual statement or schedule discloses that additional sums are due Lessor, such additional sums shall be paid by Lessee to Lessor in the next month’s Rent payment. If any such statement or schedule discloses that excess sums were paid by Lessee to Lessor, then such excess sums shall be offset against and deducted from the next month’s Rent payment to be paid by Lessee to Lessor.

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e.             In the event that any inspection or audit made by or on behalf of Lessor discloses any discrepancy in any statement or statements of gross revenues of the Lessee and/or in the amount of any sums of money owed by the Lessee to Lessor pursuant to this Lease, Lessee shall forthwith pay the sum of money owed to Lessor plus a service charge of 2% per month of said sum for each month from the date said sum should have been paid to Lessor, to the date payment is made to Lessor. Further, in the event any of the aforesaid audits or inspections disclose a single cumulative discrepancy in excess of 5% of the amount previously paid by Lessee to Lessor on account of any annual period during the audit period in question, Lessee shall forthwith pay to Lessor the cost of the audit and /or inspection. The cost of the audit and/or inspection shall include all direct and indirect salary costs of Lessor, any reasonable charges made by any consultant of Lessor, materials, supplies and administrative overhead as shall be determined by Lessor from time to time during the term of this Lease or any renewal hereof.

f.              Lessee will maintain in accordance with generally accepted accounting principles and keep for a period of 5 years and for such additional reasonable period as the Lessor may in writing request, records and books of account and such other records as the Lessor may reasonably request (to the extent such books and records are necessary to comply with the other provisions of the Lease and this Amendment) recording all transactions for the conduct of the business provided for herein, all of which records and books of account shall be made available at the Boca Raton Airport or in such other location as may be approved or requested in writing by the Lessor.

3.             Minimum Rent. Upon Lessee’s election of the Percentage of Sales Method for establishing Rent, the minimum Rent for the first year will be the Rent in effect on the date of the election. Beginning with the second year after the election, Rent for any one (1) year shall not be less than the greater of (i) the minimum Rent for the immediately preceding Lease year, or (ii) the average annual Rent for the immediately preceding three (3) year period under the Lease.

4.             Free Rent. Notwithstanding any other provision set forth herein to the contrary, with respect to the Additional Land, no Rent, shall be due and payable for a one (1) year period, commencing from the Effective Date hereof.

4.             Federal Aviation Administration Approval. This Amendment is conditioned upon the acknowledgement of no objection to the Amendment by the Federal Aviation Administration (“FAA”), an agency of the United States government, and approval by the appropriate agency of the State of Florida. Said acknowledgements and approvals are to be in writing by an authorized representative of

4

said agencies. The parties agree to use their best efforts to secure such approvals. If such acknowledgements and approvals are not obtained within ninety (90) days from the Effective Date hereof, either party may cancel this Amendment without further liability to either party, in which event the payment made in accordance with Section 2 of this Amendment shall be returned to Lessee.

5.             Use of Additional Land. The use of the Additional Land shall be for enlargement of Lessee’s present facilities (under construction) and such other family recreational purposes and facilities and improvements related thereto which have previously been approved by Lessor, and shall be consistent with the use of the Premises. No other use of the Additional Land shall be permitted without the prior written approval of the Lessor.

All improvements made to the Additional Land shall be of permanent construction affixed to the real estate and shall meet or exceed Lessor specifications, local, county, state or federal codes, and FAA requirements. All improvements of Lessee shall be solely at Lessee’s cost and expense and shall be performed in a good workmanlike manner in accordance with sound construction practices. Lessee shall keep the Premises, inclusive of Additional Land, and any improvements free and clear of all liens for labor and material and shall hold Lessor harmless from any liability in respect to Lessee’s work. Lessee shall pay all impact and other governmental fees and charges.

Lessee shall submit to Lessor detailed plans and specifications for any and all proposed leasehold improvements. Lessor agrees that it shall either approve the plans and specifications as submitted, or transmit proposed revisions to Lessee, within sixty (60) calendar days of receipt of the plans and specifications from Lessee.

6.             Access Easement. The Additional Land is not contiguous to Airport Road. During the period of construction (the “Construction Period”) of improvements on the Additional Land by Lessee, Lessor does hereby grant to Lessee the right to install a temporary vehicular and pedestrian access easement where designated by Lessor over a portion of the property from Airport Road to the Additional Land. During the Construction Period, all construction vehicles and personnel shall have access over the easement. At Lessor’s request, upon completion of construction, Lessee shall remove the temporary access and restore the property as nearly as possible to its original condition.

Subsequent to the Construction Period and at such time as the adjacent property is developed, Lessor shall grant to Lessee a permanent vehicular and pedestrian access easement from Airport Road to the Additional Land, the location of which shall be determined by Lessor in consultation with Lessee.

5

7.             Security Wall. If required by Lessor subsequent to review of the final plans of the proposed improvements for the Additional Land, concurrent with the construction of improvements on the Additional Land, Lessee shall construct, at Lessee’s sole cost and expense, an eight foot (8’) high concrete security wall along the eastern boundary of the Additional Land in accordance with plans, specifications and shop drawings approved by Lessor.

8.             Cooperation. The Lessor and Lessee agree that the ultimate development of the nonaeronautical property adjacent to the Premises should serve the best interests of the Lessor as well as its tenants. In that regard and without intending to limit the discretion of the Lessor, the Lessor and Lessee agree to consult with one another and consider their respective opinions concerning any projects proposed for any of that property in the future.

9.             Amendment to Article VI,B,3 of the Lease. The second sentence of Article VI,B,3 is amended to read as follows: “The Lessor may use these user fees for Airport purposes as the City may agree or contribute all or part thereof to the City in order to defray City costs of providing services to the Airport premises to the extent allowed by the FAA.”

10.           General Provisions.

A.            Lessee will provide and maintain landscaping and irrigation between the Premises which fronts on Airport Road and the pavement of Airport Road (except the bottom of the detention and drainage system).

B.            The personal guarantees of completion of the principals of the Lessee will be extended to any new construction on the Premises, inclusive of the Additional Land.

C.            Lessee does waive any objection to noise, danger and air pollution caused by aviation operations.

D.            Lessee shall provide the Lessor with copies of final as-built plans of all improvements constructed on the Premises, including construction in progress on the date hereof.

E.             Lessor reserves an easement for the right of ingress and egress through the gates of the Premises, including the Additional Land, for emergency and light-weight maintenance vehicles.

F.             All development plans for the Additional Land will be incorporated in amendments to the Boca Raton Airport Layout Plan which will be approved by the FAA and which are subject to a successful FAA airspace study.

6

G.            The following provisions of the Lease are not applicable with respect to the Additional Land:

Article III, A

Article V, A, 1, 2, 3, 5

Article XVIII, P

H.            Article XVIII, K of the Lease regarding “Notice” is amended in its entirety to read as follows:

Any notice, request, demand, instruction or other communication to be given to either party shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by express overnight courier, as follows:

If to lessor:	Boca Raton Airport Authority 3700 Airport Road, Suite 204 Boca Raton, FL 33431-6403

with copy to:	C. William Berger, Esq. Interstate Plaza Building, Suite 412 1499 West Palmetto Park Road Boca Raton, FL 33486

If to Lessee:	Mr. Joseph D. Horsfall Boomer’s Sports and Recreation Center, Inc. 50 Lock Road Deerfield Beach, FL 33442

with copy to:	James J. Wheeler, Esq. Broad and Cassel 7777 Glades Road, Suite 300 Boca Raton, FL 33434

Notice shall be deemed given if forwarded by certified mail through the facilities of the United States Postal Office on the day following the date that the notice in question is deposited in the facilities of the U.S. Postal Service. If notice is forwarded by express overnight courier, it shall be deemed given on the day following the date that the notice in question is deposited in the facilities of an express overnight courier.

I.              Article XVIII, Q is amended in its entirety to read as follows:

In the event that the Premises or the Additional Land shall become available for purchase by a non-governmental person, firm or corporation, then Lessee shall have the right of first refusal under the same terms and conditions of any submitted offer to purchase.

7

J.             Except as modified and amended herein, the terms and conditions set forth in the Lease remain the same and in full force and effect.

K.            Lessor and Lessee agree to execute a memorandum of this Amendment which memorandum shall be recorded in the Public Records of Palm Beach County, Florida.

L.             The terms of the Lease as modified and amended herein constitute the full and complete agreement of Lessor and Lessee, and any amendments, alterations or changes to the Lease shall be valid only if in writing and executed by Lessor and Lessee.

ATTEST:		LESSOR:

BOCA RATON AIRPORT AUTHORITY

/s/ William F. Mitchell		By:	/s/ George W. Blank
Name:	William F. Mitchell	Name:	George W. Blank
Title:	Sec	Title:	CHAIRMAN
[CORPORATE SEAL]

ATTEST:		LESSEE:

BOOMER’S SPORTS AND RECREATION CENTER, INC., a Florida corporation doing business as Boomer’s Family Recreation Center

/s/ Joseph D. Horsfall		By:	/s/ Percy J Orthwein, II
Name:	Joseph D. Horsfall	Name:	Percy J Orthwein, II
Title:		Title:	PRESIDENT

[CORPORATE SEAL]

Joinder As to Paragraph 10, B:

/s/ James B. Orthwein, Jr
James B. Orthwein, Jr

/s/ Percy J Orthwein, II
Percy J. Orthwein, II

8

DESCRIPTION.

PARCEL A.

A portion of Section 13, Township 47 South, Range 42 East, Palm Beach County, Florida; being more particularly described as follows: COMMENCING at the Point of Intersection of a line parallel with and 300.00 feet Southeast of, as measured at right angles to, the Southeast right-of-way line of the Seaboard Airline Railroad with the West line of Section 7, Township 47 South, Range 43 East; said point bears North 00º 50’ 39” West a distance of 2171.45 feet from the Southwest corner of said Section 7, said point being further described as the Point of Intersection of the Southeasterly limited access Right-of-Way line of I-95, as shown on State Road Department Right-of-Way Map, (Job No. 93220-2411, Sheet 12a, dated 2/15/71, revised last, 8/7/72) and the Southerly Right-of-Way line of Northwest 40th Street (as shown on the aforementioned map) with the West line of said Section 7;

thence South 44° 41’ 19” West, along a line parallel with and 300.00 feet Southeasterly of, as measured at right angles to, the said Southeasterly Right-of-Way line of the Seaboard Airline Railroad, a distance of 3376.00 feet;

thence South 45º 18’ 41” East along the Northeasterly Right-of-Way line of Airport Road, as shown on Road Plat Book 6, pages 76 and 77 of the Public Records of Palm Beach County, Florida, a distance of 100.00 feet;

thence North 44° 41’ 19” East a distance of 76.85 feet;

thence South 45° 18’ 41” East a distance of 60.00 feet;

thence South 44° 41’ 19” West a distance of 76.85 feet to the Point of Curvature of a circular curve concave to the southeast;

thence southwesterly along the arc of said curve, having a radius of 5419.58 feet, through a central angle of 14° 57’ 27” an arc distance of 1424.83 feet;

thence radially South 64° 20’ 47” East a distance of 199.54 feet;

thence South 45° 40’ 18” East a distance of 37.00 feet to the POINT OF BEGINNING;

thence North 33° 35’ 59” East a distance of 292.09 feet;

thence South 45° 40’ 18” East a distance of 436.75 feet;

thence South 44  19’ 42” West a distance of 286.98 feet;

thence North 45  40’ 18” West a distance of 382.37 feet to the POINT OF BEGINNING.

Said land situates, lying and being in Palm Beach County, Florida; contains 2.698 acres, more or less, and is subject to easements, restrictions, reservations, covenants and rights-of-way of record.

1

S.E. R.O.W. SEABOARD AIRLINE R.R.
S44°41'19"W 3376.00'
300.00
N00°50'39"W 3171.45'
WEST LINE SECT
S.W. COR. SECT. 7-47-43
7
12
18
13
N44°41'19"E
S45°18'41"E 60.00
76.85
S44°41'19"W
P.C.
S45°18'41"E 100.00
AIRPORT PERIMETER ROAD
10 PLAT BK. 6 PAGES 76-77.
R=5419.58'
Δ=14°57'27"
A=1424.83
PARCEL "C"
292.09'
N33°35'59"E
436.75'
S45°40'18"E
PARCEL "B"
(RADIAL)
S64°20'47"E
199.54'
P.O.B.
PARCEL "A"
2.698 Acres
S45°40'18"E
37.00'
382.37'
N45°40'18"W
315'
286.98'
S44°19'42"W
AIRPORT RUNWAY
SURVEY SOUTH, INCORPORATED
LAND SURVEYORS
BOUNDARY SKETCH
1" = 80'
July 19th 91

SIXTH AMENDMENT TO THE JUNE 12, 1991

LEASE AND OPERATING AGREEMENT BETWEEN

THE BOCA RATON AIRPORT AUTHORITY, LESSOR, AND

BOOMER’S SPORTS AND RECREATION CENTER, INC., LESSEE

THIS AMENDMENT (the “Amendment”) to the Lease and Operating Agreement (the “Lease”) is made and entered into this 20th day of SEPTEMBER, 1995 by and between the BOCA RATON AIRPORT AUTHORITY, a body politic and corporate, having an office at 3700 Airport Road, Suite 204, Boca Raton, Florida, 33431-6403 (the “Lessor”) and BOOMER’S SPORTS AND RECREATION CENTER, INC., a Florida corporation, doing business as “Boomer’s”, having an office at 50 Lock Road, Deerfield Beach, Florida 33442 (the “Lessee”).

WITNESSETH:

WHEREAS, Boca Arena, Inc., as lessee, entered into that certain Lease and Operating Agreement with the Lessor dated June 12, 1991 (the “Lease”). The Lease was subsequently amended and assigned to the Lessee; and,

WHEREAS, the Lessor and Lessee desire to further modify and amend the Lease, as amended, to agree to the terms of abatement of the rent for a portion of the premises until certain conditions are satisfied among other things.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Lessor and Lessee agree to further amend the Lease, as amended, as follows:

1.                                       Abatement of Rent.

a.                                       Payments.  Article VI(A)(1) of the Lease, as amended, is modified to provide that the base rent for the Additional Land shall commence on May 1, 1996.

2.                                       Storm Water Pollution Prevention System.  Lessee agrees to participate with the Lessor and all other lessees of real property at the Boca Raton Airport in the Boca Raton Airport Storm Water Pollution Prevention Program and to immediately take action to eliminate the source of any ground water or storm water pollution originating on the property leased to the Lessee under this Lease.

3.                                       Ratification.  All terms and conditions of the Lease, as amended, including the five (5) prior amendments, except as modified by this Sixth Amendment, are hereby ratified and confirmed, and shall remain in full force and effect.

Signatures on following page

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereto have caused their official seals to be affixed by the hands of their proper officers on the day and year first above written.

ATTEST:	“LESSOR”

/s/ Jack Davenport	BOCA RATON AIRPORT AUTHORITY,
Secretary [Seal]	a body politic and corporate created under Chapter 82-259, Laws of the State of Florida

	By:	/s/ Frank Kneiser

	Print Name/Title:	Frank Kneiser, Chairman

“LESSEE”

/s/ Joseph D. Horsfall	BOOMER’S SPORTS AND RECREATION
Secretary [Seal]	CENTER, INC. a Florida corporation d/b/a Boca Aviation
	By:	/s/ Joseph D. Horsfall
	Print Name/Title:	Joseph D. Horsfall
Secretary - Treasurer

STATE OF FLORIDA
COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 20 day of September, 1995, by Frank Kneiser, as Chairman of BOCA RATON AIRPORT AUTHORITY, a body politic and corporate, on behalf of the Authority. He ☒ is personally known to me or      has produced                     as identification.

/s/ Nina B. Demeo
Notary Public State of Florida at Large

[SEAL]
Printed Name of Notary/Serial Number, if any My Commission Expires:

-Acknowledgements continued on following page-

2

STATE OF FLORIDA
COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 20 day of SEPTEMBER, 1995, by Joseph Horsfall, as Secretary / Treasurer of BOOMER’S SPORTS AND RECREATION CENTER, INC., a Florida corporation, on behalf of the Corporation. He ☒ is personally known to me or     has produced                            as identification.

/s/ Nina B Demeo
Notary Public State of Florida at Large

[SEAL]
Printed Name of Notary/Serial Number, if any My Commission Expires:

3

SEVENTH AMENDMENT TO THE JUNE 12, 1991
LEASE AND OPERATING AGREEMENT BETWEEN
THE BOCA RATON AIRPORT AUTHORITY, LESSOR, AND
BOOMER’S SPORTS AND RECREATION CENTER, INC., LESSEE

THIS AMENDMENT (the “Amendment”) to the Lease and Operating Agreement (the “Lease”) is made and entered into as of MARCH 1, 1997 by and between the BOCA RATON AIRPORT AUTHORITY, a body politic and corporate, having an office at 3700 Airport Road, Suite 204, Boca Raton, Florida, 33431-6403 (the “Lessor”) and BOOMER’S SPORTS AND RECREATION CENTER, INC., a Florida corporation, doing business as “Boomer’s”, having an office at 50 Lock Road, Deerfield Beach, Florida 33442 (the “Lessee”).

WITNESSETH:

WHEREAS, Boca Arena, Inc., as lessee, entered into that certain Lease and Operating Agreement with the Lessor dated June 12, 1991 (the “Lease”). The Lease was subsequently amended and assigned to the Lessee; and,

WHEREAS, the Lessor and Lessee desire to further modify and amend the Lease, as amended, to agree to the transfer of a portion of the demised premises to First Flight Entertainment, Ltd., a Florida limited partnership, with the consent of the Lessor.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Lessor and Lessee agree to further amend the Lease, as amended, as follows:

1.                                       Leased Premises. The Premises described in the Lease, as amended, are hereby modified by the deletion of the land described in the Fifth Amendment to the Lease dated April 22, 1994 as the “Additional Land”, and as more particularly described on Exhibit “A” hereto (the “Boomer’s Parcel”). Lessee hereby waives, releases and relinquishes all right, title and interest in and to the Boomer’s Parcel.

2.                                       Ratification. All terms and conditions of the Lease, as amended, including the six (6) prior amendments, except as modified by this Seventh Amendment, are hereby ratified and confirmed, and shall remain in full force and effect.

Signatures on following page

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereto have caused their official seals to be affixed by the hands of their proper officers on the day and year first above written.

ATTEST:	“LESSOR”

/s/ Mary E Wood	BOCA RATON AIRPORT AUTHORITY,
Secretary [Seal]	a body politic and corporate created under Chapter 82-259, Laws of the State of Florida

	By:	/s/ Philip C. Modder

	Print Name/Title:	Philip C. Modder
Chairman

“LESSEE”

/s/ Julie Laub	BOOMER’S SPORTS AND RECREATION
Signature of Witness	CENTER, INC. a Florida corporation

Julie Laub	By:	/s/ Joseph D. Horsfall
Printed Name of Witness
	Print Name/Title:	Joseph D. Horsfall
/s/ Jason R. Carros		Vice President
Signature of Witness

Jason R. Carros
STATE OF FLORIDA
COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 25th day of March, 1997 by Philip C. Modder, as Chairman of BOCA RATON AIRPORT AUTHORITY, a body politic and corporate, on behalf of the Authority. He ☒ is personally known to me or      has produced                        as identification.

/s/ Hazel A Gianatiempo
Notary Public State of Florida at Large

[SEAL]	[SEAL]

Printed Name of Notary/Serial Number, if any
My Commission Expires:

-Acknowledgments continued as following page-

2

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 25th day of March, 1997, by Joseph Horsfall, as Vice President of BOOMER’S SPORTS AND RECREATION CENTER, INC., a Florida corporation, on behalf of the Corporation. He      is personally known to me or      has produced                                              as identification.

/s/ Julie I Laub
Notary Public State of Florida at Large

[SEAL]	[SEAL]

Printed Name of Notary/Serial Number, if any
My Commission Expires:

3

1

EXHIBIT A

DESCRIPTION.

PARCEL A.

A portion of Section 13, Township 47 South, Range 42 East, Palm Beach County, Florida; being more particularly described as follows: COMMENCING at the Point of Intersection of a line parallel with and 300.00 feet Southeast of, as measured at right angles to, the Southeast right-of-way line of the Seaboard Airline Railroad with the west line of Section 7, Township 47 South, Range 43 East; said point bears North 00° 50’ 39” West a distance of 2171.45 feet from the Southwest corner of said Section 7, said point being further described as the Point of Intersection of the Southeasterly limited access Right-of-Way line of I-95, as shown on State Road Department Right-of-Way Map, (Job No. 93220-2411, Sheet 12a, dated 2/15/71, revised last, 8/7/72) and the Southerly Right-of-Way line of Northwest 40th Street (as shown on the aforementioned map) with the West line of said Section 7;

thence South 44° 41’ 19” West, along a line parallel with and 300.00 feet Southeasterly of, as measured at right angles to, the said Southeasterly Right-of-Way line of the Seaboard Airline Railroad, a distance of 3376.00 feet;

thence South 45° 18’ 41” East along the Northeasterly Right-of-Way line of Airport Road, as shown on Road Plat Book 6, pages 76 and 77 of the Public Records of Palm Beach County, Florida, a distance of 100.00 feet;

thence North 44° 41’ 19” East a distance of 76.85 feet;

thence South 45° 18’ 41” East a distance of 60.00 feet;

thence South 44” 41’ 19” West a distance of 76.85 feet to the Point of Curvature of a circular curve concave to the southeast;

thence southwesterly along the arc of said curve, having a radius of 5419.58 feet, through a central angle of 14° 57’ 27” an arc distance of 1414.83 feet;

thence radially South 64° 20’ 47” East a distance of 199.54 feet;

thence South 45° 40’ 18” East a distance of 37.00 feet to the POINT OF BEGINNING;

thence North 33° 35’ 59” East a distance of 292.09 feet;

thence South 45° 40’ 18” East a distance of 436.75 feet;

thence South 44° 19’ 42” West a distance of 286.98 feet;

thence North 45° 40’ 18” West a distance of 382.37 feet to the POINT OF BEGINNING.

Said land situates, lying and being in Palm Beach County, Florida; contains 2.698 acres, more or less, and is subject to easements, restrictions, reservations, covenants and rights-of-way of record.

NOTES:

1.               Bearings shown hereon are based on a bearing of North 00° 50’ 39” West along the westerly line of Section 7-47-43.

2.               Lands shown hereon were not abstracted for instruments of record by this office.

2

EIGHTH AMENDMENT TO THE JUNE 12, 1991

LEASE AND OPERATING AGREEMENT BETWEEN

THE BOCA RATON AIRPORT AUTHORITY, LESSOR, AND

BOOMER’S SPORTS AND RECREATION CENTER, INC. LESSEE

THIS AMENDMENT (the “Amendment”) to the Lease and Operating Agreement (the “Lease”) is made and entered into as of APRIL 16, 1997 by and between the BOCA RATON AIRPORT AUTHORITY, a body politic and corporate, having an office at 3700 Airport Road, Suite 204, Boca Raton, Florida, 33431-6403 (the “Lessor”) and BOOMER’S SPORTS AND RECREATION CENTER, INC., a Florida corporation, doing business as “Boomer’s”, having an office at 50 Lock Road, Deerfield Beach, Florida 33442 (the “Lessee”).

WITNESSETH:

WHEREAS, Boca Arena, Inc., as lessee, entered into that certain Lease and Operating Agreement with the Lessor dated June 12, 1991 (the “Lease”). The Lease was subsequently amended and assigned to the Lessee; and

WHEREAS, the Lessor and Lessee desire to further modify and amend the Lease, as amended, to permit the sale and consumption of alcoholic beverages within certain portions of the Premises.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Lessor and Lessee agree to further amend the Lease, as amended, as follows:

1.             ARTICLE III(B)(15). Article III(B)(15) of the Lease, as added by the First Amendment to Lease and Operating Agreement dated June 12, 1991, is hereby deleted in its entirety and the following inserted in lieu thereof:

15.           Alcohol Beverages. Subject to compliance with the requirements of federal, state and local law and the provisions of this Lease, the Lessee shall be entitled to sell and permit the consumption of alcoholic beverages within certain portions of the Premises, provided, however, the Lessee shall construct and maintain within the Premises, either a free-standing restaurant building or within a portion of the existing building, a restaurant, wherein said restaurant has not more than Eight Thousand (8,000) square feet of service area and is equipped to serve one hundred fifty (150) persons full course meals at tables at one time, and deriving at least fifty-one percent (51%) of its gross revenues from the sale of food and non-alcoholic beverages (the “Restaurant Facility”), which area shall be defined on the plans and specifications submitted to the Lessor for approval. Lessee covenants and agrees that the sale and consumption of alcoholic beverages shall be expressly limited to the Restaurant Facility, and alcoholic beverages shall not be permitted to be transported from or consumed outside of the Restaurant Facility.

2.             ACKNOWLEDGMENT BY LESSEE. The execution and delivery of this Eighth Amendment by the Lessor shall not be construed as the consent to any plans, specifications or restaurant concepts, or the further modification or alteration of the existing improvements on the Premises, or the modification or amendment of the Lease, all of which are subject to the consent of the Lessor. Lessee acknowledges and agrees that neither the execution of this Amendment nor the discussions relating to a possible restaurant facility within the Premises by the Lessor and the Lessee shall confer any right in or to a further amendment to the Lease unless and until such time as such future amendment to the Lease, complete in form and substance, is formally approved and executed by the Lessor at a duly authorized meeting thereof.

2.            Ratification. All terms and conditions of the Lease, as amended, including the seven (7) prior amendments, except as modified by this Eighth Amendment, are hereby ratified and confirmed, and shall remain in full force and effect.

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereto have caused their official seals to be affixed by the hands of their proper officers on the day and year first above written.

ATTEST:	“LESSOR”

/s/ Mary E. Wood	BOCA RATON AIRPORT AUTHORITY,
Secretary [Seal]	a body politic and corporate created under Chapter [ILLEGIBLE], Laws of the State of Florida

	By:	/s/ [ILLEGIBLE]

	Print Name/Title:	CHAIRMAN

“LESSEE”

/s/ [ILLEGIBLE]	BOOMER’S SPORTS AND RECREATION CENTER, INC. a Florida corporation
Secretary
[Seal]

	By:	/s/ Joseph D. Horsfall
	Print Name/Title:	Joseph D. Horsfall Vice President

Acknowledgments appear on following page.

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged, before me this 16th day of April, 1997 by Philip Modder, as Chairman of BOCA RATON AIRPORT AUTHORITY, a body politic and corporate, on behalf of the Authority. He ☒ is personally known to me or ☐ has produced                                            as identification.

Nina B. Demeo
Notary Public State of Florida at Large

[SEAL]

Printed Name of Notary/Serial Number, if any
My Commission Expires:

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 16th day of April, 1997, by Joseph Horsfall, as Vice President of BOOMER’S SPORTS AND RECREATION CENTER, INC., a Florida corporation, on behalf of the Corporation. He ☒ is personally known to me or ☐ has produced                                                         as identification.

Nina B. Demeo
Notary Public State of Florida at Large

[SEAL]

Printed Name of Notary/Serial Number, if any
My Commission Expires:

2

NINTH AMENDMENT TO LEASE AND OPERATING AGREEMENT

This NINTH AMENDMENT TO LEASE AND OPERATING AGREEMENT (this “Ninth Amendment”) is dated as of September 4, 1998, and is entered into by and between BOCA RATON AIRPORT AUTHORITY, a body politic and corporate, (“Lessor”), and BOOMER’S SPORTS AND RECREATION CENTER, INC., a Florida corporation, doing business as “Boomer’s”, successor in interest to Boca Arena, Inc. (“Lessee”).

R  E  C  I  T  A  L  S

A.            Lessor and Lessee entered into that certain Lease and Operating Agreement dated June 12, 1991, (“Lease”), as amended by that certain First Amendment to Lease and Operating Agreement entered into on or about April 20, 1992, as further amended by that certain Second Amendment to Lease and Operating Agreement entered into December 9, 1992, as further amended by that certain Third Amendment to Lease and Operating Agreement entered into March 17, 1993, as further amended by that certain Fourth Amendment to Lease and Operating Agreement entered into April 21, 1993, as further amended by that certain Fifth Amendment to Lease and Operating Agreement entered into April 22, 1994, as further amended by that certain Sixth Amendment to Lease and Operating Agreement entered into September 20, 1995, as further amended by that certain Seventh Amendment to Lease and Operating Agreement entered into March 1, 1997, as further amended by that certain Eighth Amendment to Lease and Operating Agreement entered into April 16, 1997, (as so amended, the “Original Lease”) for the lease of certain real property located in the City of Boca Raton, County of Palm Beach, State of Florida, and more particularly described particularly in Exhibit “A” attached hereto and made a part hereof (the “Demised Premises”). The Original Lease as amended by this Ninth Amendment shall be referred to hereinafter as the “Lease.”

B.            Lessee desires to set forth and/or clarify its right to enter into financing arrangements and, in connection therewith, to secure all obligations, indebtedness and liabilities under such financing arrangements by one or more mortgages or other instruments (as the same may be amended, a “Leasehold Mortgage”) secured by Lessee’s interest in the Lease, any sublease(s) thereunder, and a leasehold interest in the Demised Premises (collectively, “Lessee’s Interest”).

C.            Lessee desires to obtain Lessor’s consent to Lessee’s assignment of the Lease, all subleases thereunder, if any, and Lessee’s leasehold interest in the Demised Premises to Festival Fun Parks, LLC, a Delaware limited liability company (“FFP”).

In consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

A  G  R  E  E  M  E  N  T

1. DEFINITIONS; EFFECT ON LEASE. All capitalized terms used in this Ninth Amendment which are not defined herein shall have the same meanings set forth in the Original Lease.

2.             RIGHT TO ENCUMBER. Lessee may, without Lessor’s consent, mortgage or grant no more than one (1) security interest in Lessee’s Interest at any one time to a leasehold mortgagee (a “Leasehold Mortgagee”) (which Leasehold Mortgagee shall initially be Fleet Capital Corporation) and assign the Lease and any sublease(s) thereunder, as collateral security under a Leasehold Mortgage, upon the condition that all rights acquired under such Leasehold Mortgage shall be subject to each and all of the covenants, conditions and restrictions set forth in the Lease, and to all rights and interests of Lessor therein, none of which covenants, conditions or restrictions is or shall be waived by Lessor by reason of the right given to Lessee hereunder to mortgage or grant security interests in Lessee’s Interest, except as otherwise expressly provided herein. The Leasehold Mortgagee shall be an institutional lender, which shall mean a savings bank, commercial bank, trust company, credit union, insurance company, real estate investment trust or pension fund, or an entity through which mortgage backed securities are issued, and no other, which shall have assets in excess of One Hundred Million Dollars ($100,000,000.00). Notwithstanding anything to the contrary in the foregoing, Fleet Capital Corporation shall be deemed an institutional lender under the Lease. Lessee may only encumber Lessee’s Interest with additional security interests following written approval from Lessor, such approval not to be unreasonably delayed or withheld or conditioned.

3.             RIGHTS OF LEASEHOLD MORTGAGEE. Upon Lessee and/or Lessee’s successors and assignees mortgaging or granting a security interest in Lessee’s Interest, so long as such Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the holder to Lessee, the following provisions shall apply:

A.            There shall be no cancellation, surrender, or acceptance of surrender of the Lease or material amendment or modification of the Lease which materially adversely affects the Leasehold Mortgagee’s security interest in Lessee’s Interest, by joint action of Lessor and Lessee or by Lessee alone, without in each case the prior written consent of the Leasehold Mortgagee or its appointed agent(s); provided that the Leasehold Mortgagee’s consent pursuant to this Section 3(A) shall not be unreasonably withheld, conditioned or delayed; provided further that if the Leasehold Mortgagee has not responded in writing to a written request for consent pursuant to this Section 3(A) within thirty (30) days of receipt of such request, the Leasehold Mortgagee shall be deemed to have consented to such request and each of Lessee and Lessor shall proceed as if a written consent from the Leasehold Mortgagee had been received. No merger shall result from the acquisition by, or devolution upon, any one entity of the fee and the leasehold estates in the Demised Premises.

B.            Lessor shall, upon giving Lessee notice or other communication, whether of default or any other matter, simultaneously give a copy of such notice to the Leasehold Mortgagee or its appointed agent(s) that has notified Lessor in writing of its security interest in Lessee’s Interest and its notice address, and no such notice or other communication to Lessee shall be deemed given unless a copy is so provided to the Leasehold Mortgagee or its appointed agent(s) in the manner provided in the Lease for the giving of notices.

C.            In the event of any default by Lessee under the Lease, the Leasehold Mortgagee shall have the same period, after receipt of written notice upon such Lessee’s default, to remedy or cause to be remedied the default complained of as Lessee has under the Lease for such default, plus an additional thirty (30) days (ten (10) days in the case of a monetary default), and Lessor shall accept such

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performance by or at the instigation of such Leasehold Mortgagee as if same has been done by Lessee. Each notice of default given by Lessor will state the amounts of whatever rent and other payments herein provided for are then claimed to be in default.

D.            Anything herein contained notwithstanding, if any non-monetary default shall occur which, pursuant to any provision of the Lease, entitles Lessor to terminate the Lease, and if before the expiration of the time period described in Subparagraph 3(C), the Lender shall have commenced or caused to be commenced the work of curing such default and is prosecuting or causing the prosecution of same to completion with reasonable diligence, then in such event Lessor shall not be entitled to terminate the Lease and any notice of termination theretofore given shall be void and of no effect.

E.             No default by Lessee will be deemed to exist as long as the Leasehold Mortgagee, in good faith, has commenced promptly either (i) to diligently and with commercially reasonable efforts cure the default and to prosecute the same to completion, or (ii) if possession of the Demised Premises is required in order to cure the default, to institute foreclosure proceedings and obtain possession directly or through a receiver, and to prosecute such proceedings with diligence and continuity, and in any event as promptly as practicable, and, upon obtaining such possession, commences promptly to cure the default and to prosecute the same to completion with diligence and continuity; and that during the period in which such action is being taken (and any foreclosure proceedings are pending), all of the other obligations of Lessee under the Lease, to the extent they are susceptible of being performed by the Leasehold Mortgagee are being duly performed. However, at any time after the delivery of the aforementioned agreement, the Leasehold Mortgagee may notify Lessor, in writing, that it has relinquished possession of the Demised Premises or that it will not institute foreclosure proceedings or, if such proceedings have been commenced, that it has discontinued them, and in such event, the Leasehold Mortgagee will have no further liability under such agreement from and after the date which is thirty (30) days after it delivers such notice to Lessor (except for any obligations accruing prior to thirty (30) days after the date it delivers such notice), and, thereupon, Lessor will have the unrestricted right to terminate the Lease and to take any other action it deems appropriate by reason of any default by Lessee, and upon any such termination the provisions of the Lease will apply.

F.             Lessor, within ten (10) days after a request in writing by Lessee or the Leasehold Mortgagee, shall furnish a written statement, duly acknowledged, that the Lease is in full force and effect and that to Lessor’s actual knowledge there are no defaults thereunder by Lessee, or if there are any defaults, such statement shall specify the defaults that to Lessor’s actual knowledge Lessor claims exist. As of this date, Lessor has no notice of any defaults under the Lease by the Lessee.

G.            If Lessee fails to exercise any extension, renewal or purchase option in the Lease, Lessor shall promptly send the Leasehold Mortgagee written notice thereof, and the Leasehold Mortgagee, within thirty (30) days after receipt of such notice, may exercise any such option on behalf of Lessee,

H.            Subject to the Leasehold Mortgagee’s complying with the conditions of this Ninth Amendment, Lessor hereby consents to: (i) the foreclosure of a

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Leasehold Mortgage, (ii) any sale of Lessee’s interest in the Lease and the Demised Premises in connection with a foreclosure, whether by judicial proceedings or by virtue of any power of sale contained in the Leasehold Mortgage, (iii) any conveyance of Lessee’s interest in the Lease and the Demised Premises from Lessee to the Leasehold Mortgagee or its nominee or designee by virtue of or in lieu of foreclosure or other appropriate proceedings, and (iv) if Leasehold Mortgagee or its nominee or designee become the holder of Lessee’s interest in the Lease and the Demised Premises, the conveyance of such interest by Leasehold Mortgagee or its nominee or designee with the consent of Lessor to: (x) another creditworthy operator, or (y) any other party in accordance with the terms of the assignment provisions of the then lease (which shall be the same as those contained in the present Lease, except for the transfers permitted without consent pursuant to clauses (x) and (y) above, and except that all obligations and liabilities of the Leasehold Mortgagee or its nominee or designee under such lease arising from and after such assignment shall cease and terminate upon such assignment).

I.              Any person or entity who by purchase at a foreclosure sale and/or by transfer in lieu of foreclosure acquires any right, title or interest in or to the Lease by acceptance of a deed or other instrument of conveyance thereof, will conclusively be deemed to have accepted such right, title or interest subject to all of the terms, covenants and conditions of the Lease; it being the specific intent of Lessee and Leasehold Mortgagee that the Leasehold Mortgage encumbers only Lessee’s leasehold interest in the Demised Premises and that except as specifically set forth in the Lease, the rights of the Lessor pursuant to the Lease will not be affected by the terms of the Leasehold Mortgage.

J.             The Leasehold Mortgagee waives all right and option to retain and apply the proceeds of any insurance or the proceeds of any condemnation award toward payment of the sum secured by a Leasehold Mortgage to the extent such proceeds are required for the demolition, repair or restoration of the Demised Premises in accordance with the provisions of the Lease.

K.            The Leasehold Mortgagee agrees to send the Lessor copies of all notices to the Lessee in which Leasehold Mortgagee accelerates the obligation of the Lessee under the terms and conditions of the Leasehold Mortgage; said copy to be sent to the Lessor simultaneously with its being sent to the Lessee.

L.             The Leasehold Mortgagee acknowledges that it has obtained no interest whatsoever in the underlying fee as a result of the execution of the Leasehold Mortgage by the Lessee.

4.             INTEREST OF LEASEHOLD MORTGAGEE. No Leasehold Mortgage or any extension thereof made by Lessee or by an approved subtenant, whether or not consented to by Lessor, will extend to or affect the estate and interest of Lessor in and to the Demised Premises or any part thereof. A true copy of the Leasehold Mortgage certified by the Leasehold Mortgagee to be a true and complete copy, and a written notice containing the name and post office address of the Leasehold Mortgagee, will be promptly delivered to the Lessor.

5.             CONSENT TO ASSIGNMENT OF LEASE. Notwithstanding anything to the contrary contained in the Lease, Lessor hereby consents to the assignment of the Lease,

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all subleases thereunder, if any, and Lessee’s leasehold interest in the Demised Premises to FFP, which assignment to FFP shall be effective as of the date of set forth on that certain Assignment and Assumption of Lease executed by Lessee and FFP, an executed copy of which shall be promptly delivered to Lessor by Lessee.

6.             MODIFICATION; ENTIRE AGREEMENT. This Ninth Amendment may not be modified or terminated orally, and constitutes the entire agreement between the parties with respect to the subject matter hereof.

7.             SUCCESSORS AND ASSIGNS. This Ninth Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns (including, without limitation, FFP).

8.             CONSTRUCTION; REAFFIRMATION. Except as expressly amended hereby, all of the terms and conditions of the Original Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Original Lease and the terms of this Ninth Amendment, the terms of this Ninth Amendment shall govern and prevail. The Original Lease, as amended by this Ninth Amendment, is hereby reaffirmed.

9.             COUNTERPARTS. This Ninth Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument, binding on the parties hereto. The signature of either party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof. Facsimile signatures shall be fully binding and effective for all purposes as if they were original signatures.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Ninth Amendment as of the day and year first written above.

LESSEE:
Executed in the presence of:

BOOMER’S SPORTS AND
RECREATION CENTER, INC.,
a Florida corporation			By:	/s/ Trudy A. Nadreau
				Name:	Trudy A. Nadreau

By:	/s/ Joseph D. Horsfall
	Name:	Joseph D. Horsfall	By:	/s/ Kerry A. Josephson
	Title:	Vice President		Name:	Kerry A. Josephson

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LESSOR:			Executed in the presence of:

BOCA RATON AIRPORT
AUTHORITY,			By:	/s/ William Day III
a body politic and corporate created				Name:	William Day III
under
Chapter 82-259, Laws of the State of
Florida			By:	/s/ Don Currie
				Name:	Don Currie
By:	/s/ Charles L. Sieck
	Name	CHARLES L. SIECK
	Title:	CHAIRMAN

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EXHIBIT A

DESCRIPTION OF DEMISED PREMISES

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EXHIBIT “A”

LEGAL DESCRIPTION:

COMMENCE at the point of intersection of the, Southeasterly Limited Access right-of-way line of I-85, as shown on State Road Department Right-of-Way Map, (Job No. 93220-2411, Sheet 12a, dated 2/15/71, revised last 8/7/72) and the West line of Section 7, Township 47 South, Range 43 East; thence S 44°41’18” W. along said Southeasterly Limited Access right-of-way line, being 300.00 feet Southeast of and parallel with the Southeast right-of-way line of the Seaboard Airline Railroad, 3376.00. feet; thence S 45°18’ 41” E, along the Northeasterly right-of-way line of Airport Road, as shown on Road Plat Book 6, Pages 76 and 77, of the Public Records of Palm Beach County, Florida, 100.00 feet; thence N 44° 41’ 19” E, 76.85 feet; thence S 45° 18’41’ E, 60.00 feet; thence S 44°41’ 19” W. 76.85 feet to the Point of Curvature of a curve concave to the Southeast; thence Southwesterly along the arc of said curve, having a radius of 5,419.58 feet, a central angle of 14° 57’ 27” an arc distance of 1414.82 feet to the POINT OF BEGINNING: thence S 64° 20’47” E, 189.64 feet; thence S 45° 40’ 18” E, 418.37 feet; thence S 44° 19’ 42” W, 471.12 feet; thence S 89° 19’ 42” W, 130.10 feet; thence S 44° 18’ 42” W, 557.32 feet; thence N 37° 08’ 27” W, 23,48 feet to the Point of Curvature of a curve concave to the Northeast; thence Northwesterly, along the arc of said curve, having a radius of 132,67 feet, a central angle of 53° 66’ 43”, an arc distance of 124.91 feet; thence N 73°11’ 44” W, 25.00 feet to a point of Intersection with the Easterly right-of-way line of the road shown on Road Plat Book 6, Pages 76 and 77 of the Public Records of Palm Beach County, Florida; said point being on the arc of a curve concave to the East; thence Northerly along the arc of said curve, which radius bears N 73°11’ 44” W and having a radius of 3947.28 feet, a central angle, of 06° 09’17”, an arc distance of 424.02 feet to a Point of Compound curvature with a curve concave to the East; thence Northerly along the are of said curve having a radius of 5419.59 feet; a central angle of 06° 46’ 19”, an arc distance of 640.56 feet to the POINT OF BEGINNING; the last two courses being coincident with said Easterly road right-of-way line.

Said lands situate, lying and being in the City of Boca Raton, Palm Beach County, Florida; containing 9.83 acres.

ASSIGNMENT OF LEASE AND OPERATING AGREEMENT

THIS ASSIGNMENT OF LEASE AND OPERATING AGREEMENT is made as of MARCH 1, 1997 (the “Effective Date”) by and between BOOMER’S SPORTS AND RECREATION CENTER, INC., a Florida corporation (the “Assignor”) and FIRST FLIGHT ENTERTAINMENT, LTD., a Florida limited partnership (the “Assignee”).

RECITALS

A             Assignor, as tenant by assignment, entered into a Lease and Operating Agreement with the BOCA RATON AIRPORT AUTHORITY (the “Authority”), as landlord, dated June 12, 1991, as amended from time to time (the “Boomer’s Lease”) for certain lands described therein, which lands include a certain parcel added by the Fifth Amendment to the Boomer’s Lease dated April 22, 1994, as more particularly described on Exhibit “A” hereto (the “Boomer’s Parcel”).

B.            Assignee, as tenant by assignment, has executed and delivered to the Authority, as landlord, a Restated Lease and Operating Agreement effective as of March 1, 1997 (the “FFE Lease”) for certain lands more particularly described on Exhibit “A” to the FFE Lease (the “FFE Parcel”).

C.            Assignee desires to add the Boomer’s Parcel to the FFE Parcel, and Assignor has agreed to the assignment and transfer of its rights to the Boomer’s Parcel to the Assignee.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Assignor and Assignee agree as follows:

1.             RECITALS. The foregoing Recitals are true and correct, and are hereby incorporated herein.

2.             ASSIGNMENT. Assignor hereby assigns, transfers and conveys to the Assignee all of Assignor’s right, title and interest in and to the Boomer’s Parcel. Assignee hereby accepts the Boomer’s Parcel, and acknowledges and agrees that the Boomer’s Parcel is added to and shall become a part of the FFE Parcel, subject to all of the terms, conditions, covenants, easements and restrictions of the FFE Lease.

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3.             TERMINATION OF BOOMER’S INTEREST IN THE BOOMER’S PARCEL. Effective as of March 1, 1997, and the completion of the execution of all agreements, documents, and instruments to be executed and delivered in connection with the FEE Lease transaction, the Boomer’s Lease shall be deemed terminated and canceled as of March 1, 1997 solely as to the Boomer’s Parcel.

4.             CONSENT OF AUTHORITY. The Authority is executing this Assignment to acknowledge its consent to the assignment of the Boomer’s Parcel to the Assignee and the termination of the Boomer’s Lease solely as to the Boomer’s Parcel. The Consent of the Authority is expressly conditioned upon the completion of the transactions contemplated to complete the FEE Lease, including, without limitation, the execution and delivery of all releases, monies and documents as are required to be delivered and executed, and the authorization of the acts contemplated herein and the other documents and agreements at a duly noticed meeting of the Authority.

5.             ENTIRE AGREEMENT. This Agreement and the Agreement to Convey Ground Lease Parcel dated even date herewith, including the other documents referred to herein, contains the entire understanding of the parties hereto in respect of its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

6.             SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Assignor, Assignee and the Authority and their respective successors, heirs and assigns;.

7.             COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

8.             RATIFICATION OF BOOMER’S LEASE. Except as modified herein, the Boomer’s Lease is hereby ratified and confirmed in all respects. Nothing contained herein shall be deemed to modify, extend or otherwise alter the Boomer’s Lease.

Signatures appear on following page.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the Effective Date.

Signed, sealed and delivered in		“ASSIGNEE”
presence of:
FIRST FLIGHT ENTERTAINMENT,
LTD., a Florida limited partnership

	By:	FIRST FLIGHT
ENTERTAINMENT, INC., Florida
corporation, its sole general partner

/s/ Robert A. Eiser	By:	/s/ Morris G. Stoltz, III
Signature of Witness		Morris G. Stoltz, III, President
Robert A. Eiser
Printed Name of Witness

/s/ Richard A. [ILLEGIBLE]
Signature of Witness
Richard A. [ILLEGIBLE]
Printed Name of Witness

“ASSIGNOR”

BOOMER’S SPORTS AND RECREATION CENTER, INC., a Florida corporation

/s/ Julie Laub		/s/ Joseph Horsfall
Signature of Witness	By: Joseph Horsfall, Vice President
Julie Laub
Printed Name of Witness

/s/ JASON R. CARROS
Signature of Witness
JASON R. CARROS
Printed Name of Witness

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CONSENT

The undersigned hereby consents to the foregoing Assignment as of the Effective Date.

ATTEST:	AUTHORITY”

/s/ Mary E. Wood	BOCA RATON AIRPORT AUTHORITY, a body politic and corporate created under Chapter 82-259, Laws of the State of Florida
Secretary
[Seal]

	By:	/s/ Philip C. Modder

	Print Name/Title:	PHILIP C. MODDER, CHAIRMAN

KACL\BOCA-AIR\1STFLIGH\FINAL\ASGBOOM.FFE
March 21, 1997

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EXHIBIT A

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Portion of Section 13, Township 47 South, Range 42 East, Palm Beach County, Florida; being more particularly described as folio COMMENCING at the Point of intersection of a line parallel with and 300.00 feet Southeast of, as measured at right angles to, the Southeast right-of-way line of Seaboard Airline Railroad with the West line of Section 7, Township 47 South, Range 43 East; said point bears North 00° 50’ 39” West a distance of 2171.45 feet from the Southwest corner of said Section 7, said point being further described as the Point of Intersection of the Southeasterly limited access Right-of-Way line of I-95, as shown on State Road Department Right-of-Way Map, (Job No. 93220-2411, Sheet 12a, dated 2/15/71, revised last, 8/7/72) and the Southerly Right-of-Way line of Northwest 40th Street (as shown on the aforementioned map) with the West line of said Section 71;
thence South 44° 41’19” West, along a line parallel with the 300.00 feet Southeasterly of, as measured at right angles to, the said Southeasterly Right-of-Way line of the Seaboard Airline Railroad, a distance of 3376.00 feet;
thence South 45° 18’ 41” East along the Northeasterly Right-of-Way line of Airport Road, as shown on Road Plat Book 6, pages 76 and 77 of the Public Records of Palm Beach County, Florida, a distance of 100.00 feet;

thence North 44° 41’ 19” East a distance of 76.85 feet;

thence South 45° 18’ 41” East a distance of 60.00 feet;

thence South 44° 41’ 19” West a distance of 76.85 feet to the Point of Curvature of a circular curve concave to the Southeast;

thence southwesterly along the arc of said curve, having a radius of 5419.58 feet, through a central angle of 14° 57’ 27” an arc distance of 1414.83 feet;

thence radially South 64° 20’ 47” East a distance of 199.54 feet;

thence South 45° 40’ 18” East a distance of 37.00 feet to the POINT Of BEGINNING;

thence North 33° 35” 59” East a distance of 292.09 feet;

thence South 45° 40’ 18” East a distance of 436.75 feet;

thence South 44° 19’ 42” West a distance of 286.98 feet;

thence North 45° 40’ 18” West a distance of 382.37 feet to the POINT OF BEGINNING.

Said land situates, lying and being in Palm Beach County, Florida; contains 2.698 acres, more or less, and is subject to easements, restrictions, reservations, covenants and rights-of-way of record.

NOTES:

Bearings shown hereon are based on a bearing of North 00° 50’ 39” [ILLEGIBLE] along the westerly line of Section 7-47-43.

Lands shown hereon were not abstracted for instruments of record this office.

This is not a Survey. It is only a sketch meant for Illustrative purposes.

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“WILL-[ILLEGIBLE]-ATS”
for BROAD AND CASSEL
7777 W.GLADES ROAD
BOCA RATON, FL 33434

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:	Sep-10-1998 01:25pm 98–353541
Paul, Hastings, Janofsky & Walker LLP	ORB 10630 Pg 37
555 South Flower Street, 23rd Floor	Con 3,000,000.00 Doc 21,000.00
Los Angeles, California 90071
Attn: Rick S. Kirkbride, Esq.

MAIL ALL TAX STATEMENTS TO:
Festival Fun Parks, LLC
104 West Anapamu Street, Suite G
Santa Barbara, CA 93101

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made and entered into as of the 2nd day of September, 1998 (the “Effective Date”), by and between BOOMER’S SPORTS AND RECREATION CENTER, INC., a Florida corporation, doing business as “Boomer’s”, successor in interest to Boca Arena, Inc. (“Assignor”), and FESTIVAL FUN PARKS, LLC, a Delaware limited liability company (“Assignee”), with reference to the following facts:

A.            Assignor is the tenant under that certain Lease and Operating Agreement dated June 12, 1991, entered into by and between Assignor and BOCA RATON AIRPORT AUTHORITY, a body politic and corporate, as landlord (“Landlord”), as amended by that certain First Amendment to Lease and Operating Agreement entered into on or about April 20, 1992, which Lease and Operating Agreement was assigned by Boca Arena, Inc. to Boca Sports, Inc., on or about April 22, 1992, which assignment to Boca Sports, Inc. was later terminated, as further amended by that certain Second Amendment to Lease and Operating Agreement entered into December 9, 1992, as further amended by that certain Third Amendment to Lease and Operating Agreement entered into March 17, 1993, which Lease and Operating Agreement was assigned by Boca Arena, Inc., to Boomer’s Sports and Recreation Center, Inc. on or about April 7, 1993, as further amended by that certain Fourth Amendment to Lease and Operating Agreement entered into April 21, 1993, as further amended by that certain Fifth Amendment to Lease and Operating Agreement entered into April 22, 1994, as further amended by that certain Sixth Amendment to Lease and Operating Agreement entered into September 20, 1995, as further amended by that certain Seventh Amendment to Lease and Operating Agreement entered into March 1, 1997, as further amended by that certain Eighth Amendment to Lease and Operating Agreement entered into April 16, 1997, as further amended by that certain Ninth Amendment to Lease and Operating Agreement entered into by and between Assignor and landlord as of the date but prior to the execution hereof (as amended, the “Lease”), for the lease of certain real property located in the City of Boca Raton, County of Palm Beach, State of Florida, and more particularly described on Exhibit “A” attached hereto (the “Property”).

B.            Assignor desires to assign to Assignee, as of the Effective Date, all of its right, title and interest in, to and under the Lease, and Assignee desires to receive from Assignor such assignment and to assume each and all of the obligations of Assignee as tenant under the Lease to be performed following the Effective Date.

NOW THEREFORE, in consideration of the promises and conditions contained herein, the parties hereto do hereby agree as follows:

1.             Assignment. Assignor hereby assigns and transfers to Assignee all of its right, title and interest in, to and under the Lease, effective as of the Effective Date.

2.             Assumption. Assignee hereby assumes, effective as of the Effective Date, all obligations of Assignor as Tenant under the Lease which first arise from and after the Effective Date and agrees to be bound by and perform all of Tenant’s covenants, duties and obligations which first arise thereunder from and after the Effective Date. Notwithstanding the foregoing, Assignee shall have no obligation, liability or responsibility for any liability, cost, expense or obligation of Assignor under the Lease arising prior to the Effective Date, or attributable to such period.

3.             Successors and Assigns. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

4.             Attorneys’ Fees. If any dispute should arise between the Assignor and Assignee regarding the terms or subject matter of this Assignment or the enforcement or breach of such terms, then the party prevailing in such dispute, whether by out-of-court settlement or final judicial determination, shall be entitled to recover from the non-prevailing party all costs and expenses of such dispute incurred by such prevailing party, including, without limitation, reasonable attorneys’ fees. This provision shall not apply to the Landlord or Master Landlord.

5.             Interpretation. This Assignment shall be construed and enforced in accordance with the laws of the State of Florida.

6.             Counterparts. This Assignment and Assumption of Lease may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument, binding on the parties hereto. The signature of either party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first above written.

“ASSIGNOR”			Executed in the presence of:

BOOMER’S SPORTS AND
RECREATION CENTER, INC.,			By:	/s/ James J. Wheeler
a Florida corporation				Name:	JAMES J. WHEELER

By:	/s/ Joseph D. Horsfall		By:	/s/ Nina S. Gordon
	Name:	Joseph D. Horsfall		Name:	Nina S. Gordon
	Title:	Vice President

“ASSIGNEE”			Executed in the presence of:

FESTIVAL FUN PARKS, LLC,
a Delaware limited liability company			By:	/s/ Richard Tomczile
				Name:	RICHARD TOMCZILE

By FEC Holding Company, Inc.
a Delaware corporation
Its Member			By:	/s/ Penny C. Weber
				Name:	PENNY C. WEBER

By:	Douglas E. Honey
	Name:	Douglas E. Honey
	Title:	VP

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CONSENT OF LANDLORD

The undersigned hereby consents to the foregoing Assignment and Assumption of Lease.

Dated:

“LANDLORD”			Executed in the presence of:

BOCA RATON AIRPORT
AUTHORITY, a body politic and			By:	/s/ William Day III
corporate				Name:	William Day III

By:	/s/ Charles L. Sieck		By:	/s/ Don Currie
	Name:	Charles L. Sieck		Name:	Don Currie
	Title:	Chairman

Dated:

“MASTER LANDLORD”				Executed in the presence of:

THE BOARD OF TRUSTEES OF THE
INTERNAL IMPROVEMENT FUND			By:	/s/ Delmas T. Barber
OF THE STATE OF FLORIDA				Name:	Delmas T. Barber

By:	/s/ Daniel T. Crabb		By:	[ILLEGIBLE]
	Name:	Daniel T. Crabb		Name:	[ILLEGIBLE]
	Title:	Chief, BPLA/DSL/DEP /s/ Gloria C. Nelson

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STATE OF FLORIDA	)
) ss.
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this 1st day of September, 1998 by Joseph D. Horsfay, Vice President of BOOMERS SPORTS AND RECREATION CENTER, INC., a Florida corporation, on behalf of the corporation.  ☒ is personally known to me, or has produced                       as identification.

(NOTARIAL SEAL)	/s/ James J. Wheeler
Notary Public
Name:
My Commission Expires:
Commission No.:

[SEAL]

STATE OF CALIFORNIA	)
) ss.
COUNTY OF ORANGE	)

The foregoing instrument was acknowledged before me this 3lst day of August, 1998 by Douglas E. Honey, Vice President of FESTIVAL FUN PARKS, LLC, a Delaware limited liability company, on behalf of the corporation.            is personally known to me, or has produced [ILLEGIBLE] as identification.

(NOTARIAL SEAL)	/s/ Robinson Ramie
Notary Public
	Name:	Robinson Ramie
[SEAL]	My Commission Expires:	4/7/99
	Commission No.:	1050926

STATE OF FLORIDA	)
) ss.
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this 2 day of September, 1998 by Charles L. Sieck, CHAIRMAN of BOCA RATON AIRPORT AUTHORITY, a body politic and corporate, on behalf of the Authority.  X is personally known to me, or has produced                       as identification.

(NOTARIAL SEAL)	/s/ Richard A. Murdoch
Notary Public
[SEAL]	Name:
My Commission Expires:
Commission No.:

STATE OF florida	)
) ss.
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this        day of September, 1998 by                               ,                                of THE BOARD OF TRUSTEES OF THE INTERNAL IMPROVEMENT FUND OF THE STATE OF FLORIDA, a                        , on behalf of the                  .             is personally known to me, or has produced                         as identification.

(NOTARIAL SEAL)
Notary Public
Name:
My Commission Expires:
Commission No.:

STATE OF FLORIDA	)
) ss.
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this        day of September, 1998 by                                 ,                           of BOCA RATON AIRPORT AUTHORITY, a body politic and corporate, on behalf of the Authority.          is personally known to me, or has produced                       as identification.

(NOTARIAL SEAL)
Notary Public
Name:
My Commission Expires:
Commission No.:

STATE OF FLORIDA	)
) ss.
COUNTY OF LEON	)

The foregoing instrument was acknowledged before me this 4th day of September, 1998 by Daniel T [ILLEGIBLE] on behalf of the BOARD OF TRUSTEES OF THE INTERNAL IMPROVEMENT TRUST FUND OF THE STATE OF FLORIDA. He is personally known to me.

(NOTARIAL SEAL)	/s/ Gloria C. Nelson
Notary Public
	Name:	Gloria C. Nelson
[SEAL]	My Commission Expires:
Commission No.:

EXHIBIT “A”

LEGAL DESCRIPTION:

COMMENCE at the point of intersection of the, Southeasterly Limited Access right-of-way line of 1-95, as shown on State Road Department Right-of-Way Map, (Job No. 93220-2411, Sheet 12a, dated 2/15/71, revised last 8/7/72) and the West line of Section 7, Township 47 South, Range 43 East; thence S 44°41’19” W, along said Southeasterly Limited Access right-of-way line, being 300.00 feet Southeast of and parallel with the Southeast right-of-way line of the Seaboard Airline Railroad, 3376.00 feet; thence S 45°18’41” E, along the Northeasterly right-of-way line of Airport Road, as shown on Road Plat Book 6, Pages 76 and 77, of the Public Records of Palm Beach County, Florida, 100.00 feet; thence N 44°41’19” E, 76.85 feet; thence S 45°18’41” E, 60.00 feet; thence S 44°41’19” W, 76.85 feet to the Point of Curvature of a curve concave to the Southeast; thence Southwesterly along the arc of said curve, having a radius of 5419.58 feet, a central angle of 14°57’27” an arc distance of 1414.82 feet to the POINT OF BEGINNING; thence S 64°20’47” E, 199.54 feet; thence S 45°40’18” E, 419.37 feet; thence S 44°19’42” W, 471.12 feet; thence S 89°19’42” W, 130.10 feet; thence S 44°19’42” W, 557.32 feet; thence N 37°08’27” W, 23.48 feet to the Point of Curvature of a curve concave to the Northeast; thence Northwesterly, along the arc of said curve, having a radius of 132.67 feet, a central angle of 53° 56’ 43”, an arc distance of 124.91 feet; thence N 73°11’44” W, 25.00 feet to a point of intersection with the Easterly right-of-way line of the road shown on Road Plat Book 6, Pages 76 and 77 of the Public Records of Palm Beach County, Florida; said point being on the arc of a curve concave to the East; thence Northerly along the arc of said curve, which radius bears N 73°11’44” W and having a radius of 3947.28 feet, a central angle of 06°09’17”, an arc distance of 424.02 feet to a Point of Compound curvature with a curve concave to the East; thence Northerly along the arc of said curve having a radius of 5419.59 feet; a central angle of 06° 46’ 19”, an arc distance of 640.56 feet to the POINT OF BEGINNING; the last two courses being coincident with said Easterly road right-of-way line.

Said lands situate, lying and being in the City of Boca Raton, Palm Beach County, Florida; containing 9.83 acres.